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                          AGREEMENT AND PLAN OF MERGER

                                     Among

                              WHITMAN CORPORATION,

                            ANCHOR MERGER SUB, INC.

                                      and

                              PEPSIAMERICAS, INC.

                          Dated as of August 18, 2000

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                             ARTICLE I DEFINITIONS
                             ARTICLE II THE MERGER

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SECTION 2.1.    The Merger..................................................  8
SECTION 2.2.    Effective Time..............................................  8
SECTION 2.3.    Closing.....................................................  8
SECTION 2.4.    Certificate of Incorporation and By-Laws....................  8
SECTION 2.5.    Directors...................................................  8
SECTION 2.6.    Officers....................................................  8

       ARTICLE III EFFECT OF THE MERGER ON THE CAPITAL STOCK OF MERGER SUB
                    AND THE COMPANY; EXCHANGE OF CERTIFICATES

SECTION 3.1.    Effect of the Merger on Capital Stock.......................  9
SECTION 3.2.    Exchange of Certificates....................................  12
SECTION 3.3.    Options and Warrants........................................  14
SECTION 3.4.    Transfer of Shares after the Effective Time.................  14
SECTION 3.5.    Escheat.....................................................  14

                          ARTICLE IV CONTINGENT PAYMENTS

SECTION 4.1.    Target Performance Criteria.................................  15
SECTION 4.2.    Determination of Contingent Payments........................  15
SECTION 4.3.    Delivery of Contingent Payment Shares.......................  17
SECTION 4.4.    Affiliated Transactions Committee...........................  17
SECTION 4.5.    Assignability; Ordinary Course..............................  18
SECTION 4.6.    Time Limit..................................................  18
SECTION 4.7.    Option to Purchase Additional Parent Common Shares..........  18
SECTION 4.8.    Definitions.................................................  19

             ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 5.1.    Organization................................................  20
SECTION 5.2.    Subsidiaries................................................  20
SECTION 5.3.    Capitalization..............................................  20
SECTION 5.4.    Authority...................................................  22
SECTION 5.5.    Consents and Approvals; Violations..........................  22
SECTION 5.6.    SEC Reports and Financial Statements........................  23
SECTION 5.7.    Absence of Certain Changes or Events........................  23
SECTION 5.8.    No Undisclosed Liabilities..................................  23
SECTION 5.9.    Employee Benefit Plans, Labor Matters.......................  24
SECTION 5.10.   Contracts; Indebtedness.....................................  26
SECTION 5.11.   Litigation..................................................  26
SECTION 5.12.   Compliance with Applicable Law..............................  26
SECTION 5.13.   Taxes.......................................................  27
SECTION 5.14.   Environmental Matters.......................................  28
SECTION 5.15.   Intellectual Property.......................................  28
SECTION 5.16.   Real Property...............................................  28
SECTION 5.17.   Title Insurance.............................................  29
SECTION 5.18.   Required Vote...............................................  29
SECTION 5.19.   Brokers, Schedule of Fees and Expense.......................  29
SECTION 5.20.   Opinion of Financial Advisors...............................  29
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               ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT
                                  AND MERGER SUB

SECTION 6.1.    Organization................................................  29
SECTION 6.2.    Subsidiaries................................................  30
SECTION 6.3.    Capitalization..............................................  30
SECTION 6.4.    Authority...................................................  31
SECTION 6.5.    Consents and Approvals, No Violations.......................  31
SECTION 6.6.    SEC Reports and Financial Statements........................  32
SECTION 6.7.    Absence of Certain Changes or Events........................  32
SECTION 6.8.    No Undisclosed Liabilities..................................  32
SECTION 6.9.    Employee Benefit Plans, Labor Matters.......................  33
SECTION 6.10.   Contracts; Indebtedness.....................................  34
SECTION 6.11.   Litigation..................................................  35
SECTION 6.12.   Compliance with Applicable Law..............................  35
SECTION 6.13.   Taxes.......................................................  36
SECTION 6.14.   Environmental Matters.......................................  36
SECTION 6.15.   Intellectual Property.......................................  37
SECTION 6.16.   Real Property...............................................  37
SECTION 6.17.   Title Insurance.............................................  37
SECTION 6.18.   Required Vote...............................................  37
SECTION 6.19.   Brokers, Schedule of Fees and Expense.......................  37
SECTION 6.20.   Opinion of Financial Advisor................................  38
SECTION 6.21.   Merger Sub..................................................  38

                              ARTICLE VII COVENANTS

SECTION 7.1.    Company Interim Operations..................................  38
SECTION 7.2     Parent Interim Operations...................................  41
SECTION 7.3.    No Solicitation.............................................  43
SECTION 7.4.    Third Party Standstill Agreements...........................  44
SECTION 7.5.    Certain Litigation..........................................  44
SECTION 7.6.    Indemnification; Directors' and Officers' Insurance.........  44
SECTION 7.7.    Listing of Parent Common Shares.............................  45
SECTION 7.8.    Employee Benefits...........................................  45
SECTION 7.9.    Payment of Dividends........................................  46

                       ARTICLE VIII ADDITIONAL ARRANGEMENTS

SECTION 8.1.    Registration Statement, Proxy Statement.....................  46
SECTION 8.2.    Stockholders' Meetings......................................  48
SECTION 8.3.    Access to Information.......................................  48
SECTION 8.4.    Reasonable Best Efforts.....................................  48
SECTION 8.5.    Notices of Certain Events...................................  49
SECTION 8.6.    Tax-Free Reorganization.....................................  49
SECTION 8.7.    Public Announcements........................................  49
SECTION 8.8.    Affiliates of the Company...................................  49
SECTION 8.9.    Board of Directors; Chief Executive Officer of Parent.......  49
SECTION 8.10.   Amendment of PepsiCo Shareholder Agreement and Parent
                By-Laws; Pohlad Companies Shareholder Agreement.............  50
SECTION 8.11.   Redemption of Series AA Preferred Stock.....................  50
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                         ARTICLE IX CONDITIONS PRECEDENT

SECTION 9.1.    Conditions to Each Party's Obligation To Effect the
                Merger......................................................  50
SECTION 9.2.    Conditions to the Company's Obligation to Effect the
                Merger......................................................  51
SECTION 9.3.    Conditions to Parent's and Merger Sub's Obligation to Effect
                the Merger..................................................  52

                              ARTICLE X TERMINATION

SECTION 10.1.   Termination.................................................  53
SECTION 10.2.   Effect of Termination.......................................  53
SECTION 10.3.   Fees and Expenses...........................................  54

                             ARTICLE XI MISCELLANEOUS

SECTION 11.1.   Survival of Representations and Warranties..................  54
SECTION 11.2.   Notices.....................................................  54
SECTION 11.3.   Amendment...................................................  55
SECTION 11.4.   Extension, Waiver...........................................  55
SECTION 11.5.   Interpretation..............................................  55
SECTION 11.6.   Counterparts................................................  55
SECTION 11.7.   Entire Agreement, No Third Party Beneficiaries..............  55
SECTION 11.8.   Governing Law...............................................  55
SECTION 11.9.   Assignment..................................................  55
SECTION 11.10.  Enforcement.................................................  56
SECTION 11.11.  Severability................................................  56
SECTION 11.12.  WAIVER OF JURY TRIAL........................................  56

EXHIBITS

Exhibit A       Form of Company Stockholder Voting Agreement
Exhibit B       Form of Parent Stockholder Voting Agreement
Exhibit C       Form of Rule 145 Affiliate Agreement
Exhibit D       Form of Amended and Restated PepsiCo Shareholder Agreement
Exhibit E       Form of Amendment to Parent By-laws
Exhibit F       Form of Pohlad Companies Shareholder Agreement
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                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of August 18, 2000 (this "AGREEMENT"), among Whitman Corporation, a Delaware corporation ("PARENT"), Anchor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and PepsiAmericas, Inc., a Delaware corporation (the "COMPANY").

    WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of their respective stockholders for the Company to merge with and into Merger Sub, upon the terms and subject to the conditions of this Agreement (the "MERGER");

    WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective business strategies and is in the best interest of their respective stockholders, and Parent has approved this Agreement and the Merger as the sole stockholder of Merger Sub;

    WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of
Section 368 of the Code;

    WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

    WHEREAS, Parent and Merger Sub have required, as a condition to their willingness to enter into this Agreement, that certain stockholders of the Company enter into a Voting Agreement (the "COMPANY STOCKHOLDER VOTING AGREEMENT") with Parent and Merger Sub, substantially in the form attached hereto as EXHIBIT A, concurrently with the execution and delivery of this Agreement; and

    WHEREAS, the Company has required, as a condition to its willingness to enter into this Agreement, that certain stockholders of Parent enter into a Voting Agreement (the "PARENT STOCKHOLDER VOTING AGREEMENT") with the Company, substantially in the form attached hereto as EXHIBIT B, concurrently with the execution and delivery of this Agreement.

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    As used in this Agreement, the following terms shall have the respective meanings set forth below:

    "ACCOUNTING FIRM": As defined in SECTION 4.8.

    "ADJUSTED EBITDA": As defined in SECTION 4.8.

    "AFFILIATE": As defined in Rule 12b-2 under the Exchange Act.

    "AFFILIATED TRANSACTION COMMITTEE": The Affiliated Transaction Committee of the Board of Directors of Parent established in accordance with the by-laws of Parent.

    "AGGREGATE ADJUSTED EBITDA": As defined in SECTION 4.8.

    "AGGREGATE CONTINGENT PAYMENT": As defined in SECTION 4.1(C).

    "AGREED ADJUSTMENTS": As defined in SECTION 4.2(C).

    "AGREEMENT": As defined in the Preamble.

    "AMENDED AND RESTATED PEPSICO SHAREHOLDER AGREEMENT": As defined in
SECTION 8.10(A).

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    "AUTHORIZATION": As defined in SECTION 5.5.

    "BENEFIT PLANS": As defined in SECTION 7.8(B).

    "BLUE SKY LAWS": As defined in SECTION 5.5.

    "CASH CONSIDERATION": As defined in SECTION 3.1(C)(I).

    "CASH ELECTION": As defined in SECTION 3.1(D).

    "CASH ELECTION NUMBER": As defined in SECTION 3.1(D).

    "CASH ELECTION SHARE": As defined in SECTION 3.1(D).

    "CASH FRACTION": As defined in SECTION 3.1(E).

    "CERTIFICATE OF MERGER": The certificate of merger with respect to the Merger, containing the provisions required by, and executed in accordance with,
Section 251 of the DGCL.

    "CLAIM": As defined in SECTION 7.6(A).

    "CLOSING": The closing of the Merger.

    "CLOSING DATE": The date on which the Closing occurs.

    "CODE": The Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

    "COMPANY": As defined in the Preamble.

    "COMPANY BENEFIT PLANS": As defined in SECTION 5.9(A).

    "COMPANY CHARTER": The Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof.

    "COMPANY CLASS A COMMON SHARES": Shares of Class A Common Stock, par value $.01 per share, of the Company.

    "COMPANY CLASS B COMMON SHARES": Shares of Class B Common Stock, par value $.01 per share, of the Company.

    "COMPANY COMMON CERTIFICATES": As defined in SECTION 3.L(H).

    "COMPANY COMMON SHARES": Company Class A Common Shares and Company Class B Common Shares.

    "COMPANY DISCLOSURE STATEMENT": The disclosure statement, dated the date of this Agreement, delivered by the Company to Parent.

    "COMPANY EMPLOYEES": As defined in SECTION 7.8(A).

    "COMPANY FINANCIAL ADVISOR": As defined in SECTION 5.19.

    "COMPANY LEASES": As defined in SECTION 5.16.

    "COMPANY OPTION": As defined in SECTION 3.3(A).

    "COMPANY OWNED REAL PROPERTY": As defined in SECTION 5.16.

    "COMPANY PERMITS": As defined in SECTION 5.12(A).

    "COMPANY PERMITTED LIENS": All (i) matters listed or described in
SECTION 5.16 of the Company Disclosure Statement, (ii) easements, covenants, rights-of-way and other Liens or restrictions which do not, individually or in the aggregate, materially detract from the value or impair the present and

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continued use, operation and maintenance of the property subject thereto, or impair the operation of the Company or any of its Subsidiaries and (iii) real estate taxes not yet due or payable.

    "COMPANY REAL PROPERTY": As defined in SECTION 5.16.

    "COMPANY SEC REPORTS": As defined in SECTION 5.6.

    "COMPANY STOCKHOLDER APPROVAL": As defined in SECTION 5.4(A).

    "COMPANY STOCKHOLDERS' MEETING": As defined in SECTION 8.2(A).

    "COMPANY STOCKHOLDER VOTING AGREEMENT": As defined in the Preamble.

    "COMPANY TAX CERTIFICATE": As defined in SECTION 9.2(C).

    "COMPANY TITLE POLICIES": As defined in SECTION 5.17.

    "COMPANY WARRANT": As defined in SECTION 3.3(B).

    "CONFIDENTIALITY AGREEMENT": The Confidentiality Agreement, dated as of March 1, 2000, between Parent and the Company.

    "CONTINGENT EARNOUT EXCHANGE RATIO" means the number, rounded down to the nearest ten-thousandth, equal to the Exchange Ratio MULTIPLIED BY 0.1316; PROVIDED, that in the event Parent (i) changes (or establishes a record date for changing) the number of Parent Common Shares issued and outstanding prior to a Contingent Share Earned Date as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Shares or (ii) pays or makes an extraordinary dividend or distribution in respect of Parent Common Shares (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefor shall be after the Effective Time but prior to a Contingent Share Earned Date, the Contingent Earnout Exchange Ratio shall be proportionately adjusted. Regular periodic cash dividends and increases thereon consistent with past practices shall not be considered extraordinary for purposes of the preceding sentence.

    "CONTINGENT PAYMENT CONSIDERATION": As defined in SECTION 3.1(C)(III).

    "CONTINGENT PAYMENT ELECTION": As defined in SECTION 3.1(G).

    "CONTINGENT PAYMENT RECORD HOLDER": As defined in ARTICLE IV.

    "CONTINGENT PAYMENTS": As defined in SECTION 4.1(C).

    "CONTINGENT SHARE DELIVERY DATE": As defined in SECTION 4.8.

    "CONTINGENT SHARE EARNED DATE": As defined in SECTION 4.8.

    "CONTRACT": As defined in SECTION 5.5.

    "CONTROL": With respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

    "DGCL": The General Corporation Law of the State of Delaware.

    "DAKOTA HOLDINGS": Dakota Holdings, LLC, a Delaware limited liability company.

    "DISSENTING SHARES": As defined in SECTION 3.L(L).

    "EFFECTIVE TIME": As defined in SECTION 2.2.

    "ELECTION": As defined in SECTION 3.1(G).

    "ELECTION DEADLINE": As defined in SECTION 3.1(J).

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    "ENVIRONMENTAL LAW": Any Law relating to any matter of pollution, protection of the environment, environmental regulation or control or regarding Hazardous Substances on, under or emanating from any of the Company's or Parent's properties, as applicable, or any of their respective Subsidiaries' properties or any other properties.

    "ERISA": As defined in SECTION 5.9(A).

    "EXCESS PARENT COMMON SHARES": As defined in SECTION 3.2(D).

    "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "EXCHANGE AGENT": As defined in SECTION 3.2(A).

    "EXCHANGE RATIO": The number, rounded down to the nearest ten-thousandth, equal to $3.80 DIVIDED BY the Parent Closing Price; PROVIDED, HOWEVER, (i) if the Parent Closing Price exceeds $16.0738, then the Exchange Ratio shall be
0.2364 and (ii) if the Parent Closing Price is less than $13.1513, then the Exchange Ratio shall be 0.2889.

    "EXECUTIVE AGREEMENTS": As defined in SECTION 7.8(C).

    "FIXED EARNOUT EXCHANGE RATIO": The number, rounded down to the nearest ten-thousandth, equal to the Exchange Ratio MULTIPLIED BY 0.7368.

    "FORM OF ELECTION": As defined in SECTION 3.1(D).

    "GAAP": As defined in SECTION 5.6.

    "GOVERNMENTAL ENTITY": As defined in SECTION 5.5.

    "HAZARDOUS SUBSTANCE": Any toxic or hazardous materials or substances, including asbestos, contaminants, pollutants, chemicals, flammable explosives, radioactive materials, petroleum and petroleum products and any substances defined as, or included in the definition of, "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any Environmental Law.

    "HSR ACT": As defined in SECTION 5.5.

    "INDEMNIFIED PARTIES": As defined in SECTION 7.6(A).

    "INDEPENDENT AUDITORS": KPMG LLP or such other nationally recognized accounting firm appointed by the Board of Directors of Parent from time to time as the auditors of Parent.

    "INTELLECTUAL PROPERTY": All industrial and intellectual property rights, including Proprietary Technology, patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights and registrations, service marks, service mark applications, service mark rights and registrations, copyrights, know-how, licenses, trade secrets, proprietary processes, formulae and customer lists.

    "IRS": As defined in SECTION 5.9(A).

    "LAW": Any federal, state, local or foreign law, statute, code, ordinance, rule, regulation promulgated, or order, judgment, writ, stipulation, award, injunction or decree entered, by a Governmental Entity.

    "LIENS": As defined in SECTION 5.2.

    "LOSSES AND EXPENSES": Any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, monetary deficiencies or other charges (including reasonable attorneys' fees and expenses).

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    "MATERIAL ADVERSE EFFECT": With respect to Parent, a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of Parent and its Subsidiaries, taken as a whole. With respect to the Company, a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.

    "MATERIAL COMPANY CONTRACTS": As defined in SECTION 5.10(A).

    "MATERIAL PARENT CONTRACTS": As defined in SECTION 6.10(A).

    "MEASUREMENT PERIOD": As defined in SECTION 4.8.

    "MERGER": As defined in the Preamble.

    "MERGER CONSIDERATION": As defined in SECTION 3.1(C)(III).

    "MERGER SUB": As defined in the Preamble.

    "MULTIEMPLOYER PLAN": As defined in SECTION 5.9(B).

    "MULTIPLE EMPLOYER PLAN": As defined in SECTION 5.9(B).

    "NO ELECTION SHARES": As defined in SECTION 3.1(I).

    "NYSE": The New York Stock Exchange.

    "PARENT": As defined in the Preamble.

    "PARENT BENEFIT PLANS": As defined in SECTION 6.9(A).

    "PARENT COMMON SHARES": Shares of common stock, par value $.01 per share, of Parent.

    "PARENT CLOSING PRICE": The average of the per share closing prices of the Parent Common Shares, as reported in the NYSE Composite Transactions, during the fifteen (15) consecutive trading days ending five trading days immediately prior to the earlier of (i) the Company Stockholders' Meeting or (ii) the Parent Stockholders' Meeting.

    "PARENT DISCLOSURE STATEMENT": The disclosure statement, dated the date of this Agreement, delivered by Parent to the Company.

    "PARENT FINANCIAL ADVISOR": As defined in SECTION 6.19.

    "PARENT LEASES": As defined in SECTION 6.16.

    "PARENT OPTION": As defined in SECTION 3.3(A).

    "PARENT OWNED REAL PROPERTY": As defined in SECTION 6.16.

    "PARENT PERMITS": As defined in SECTION 6.12(A).

    "PARENT PERMITTED LIENS": All (i) matters listed or described in
SECTION 6.16 of the Parent Disclosure Statement, (ii) easements, covenants, rights-of-way and other Liens or restrictions which do not, individually or in the aggregate, materially detract from the value or impair the present and continued use, operation and maintenance of the property subject thereto, or impair the operation of Parent or any of its Subsidiaries and (iii) real estate taxes not yet due or payable.

    "PARENT PREFERRED SHARES": As defined in SECTION 6.3.

    "PARENT REAL PROPERTY": As defined in SECTION 6.16.

    "PARENT REFERENCE PRICE": $14.6125.

    "PARENT RIGHTS AGREEMENT": The Rights Agreement, dated as of May 20, 1999, by and between Parent and First Chicago Trust Company of New York, as Rights Agent.

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    "PARENT SEC REPORTS": As defined in SECTION 6.6.

    "PARENT STOCKHOLDER APPROVAL": As defined in SECTION 6.4.

    "PARENT STOCKHOLDER VOTING AGREEMENT": As defined in the Preamble.

    "PARENT STOCKHOLDERS' MEETING": As defined in SECTION 8.2(B).

    "PARENT STOCK INCENTIVE PLANS": As defined in SECTION 6.3.

    "PARENT TAX CERTIFICATE": As defined in SECTION 9.2(C).

    "PARENT TITLE POLICIES": As defined in SECTION 6.17.

    "PARENT WARRANT": As defined in SECTION 3.3(B).

    "PBGC": As defined in SECTION 5.9(B).

    "PEPSICO": PepsiCo, Inc, a North Carolina corporation.

    "PERMIT": Any permit, grant, authorization, exception, consent, certificate, clearance, license, variance, exemption, order, concession, franchise and approval of a Governmental Entity.

    "PERSON": Any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

    "POHLAD COMPANIES": Pohlad Companies, a Minnesota corporation.

    "POHLAD COMPANIES SHAREHOLDER AGREEMENT": As defined in SECTION 8.10(C).

    "PRELIMINARY CONTINGENT PAYMENT REPORT": As defined in SECTION 4.2(A).

    "PROPRIETARY TECHNOLOGY": All proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, pertaining to any product, software or service manufactured, marketed, licensed or sold by the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, in the conduct of their business or used or employed in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, know-how, notebooks, software, records and disclosures.

    "PROXY STATEMENT": As defined in SECTION 8.1(A).

    "REGISTRATION STATEMENT": As defined in SECTION 8.1(A).

    "REPRESENTATIVES": As defined in SECTION 8.3.

    "RIGHTS": Parent's preferred share purchase rights issued pursuant to the Parent Rights Agreement for so long as the Parent Rights Agreement or any replacement or alternative rights plan is in existence.

    "RULE 145 AFFILIATE": As defined in SECTION 8.8.

    "SCHEDULE 13E-3": As defined in SECTION 8.1(A).

    "SEC": The Securities and Exchange Commission.

    "SECTION 16": As defined in SECTION 7.8(B).

    "SECURITIES ACT": The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "SHAREHOLDER TAX CERTIFICATE": As defined in SECTION 9.2(C).

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    "SHARE ISSUANCE": As defined in SECTION 6.4.

    "SHARES REPRESENTATIVES": As defined in SECTION 3.1(D).

    "SPECIAL COMMITTEE FINANCIAL ADVISOR": As defined in SECTION 5.19.

    "STOCK CONSIDERATION": As defined in SECTION 3.1(C)(II).

    "STOCK ELECTION": As defined in SECTION 3.1(F).

    "SUBSCRIPTION SHARES": 1,710,863 shares of Parent Common Stock made available for purchase by Contingent Payment Record Holders pursuant to
SECTION 4.7.

    "SUBSCRIPTION SHARE PURCHASE RATE": That number, rounded down to the nearest ten-thousandth, equal to the number of Subscription Shares DIVIDED BY the aggregate number of Company Common Shares in respect of which Contingent Payment Elections have been made.

    "SUBSIDIARY": As to any Person, any other Person of which such first Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

    "SUPERIOR PROPOSAL": Any bona fide written proposal or offer made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the voting power of voting securities or equity interests of, or all or substantially all of the assets (on a consolidated basis) of, the Company or Parent, as the case may be, on terms which the Board of Directors of the Company or Parent, as the case may be, determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company or Parent, as the case may be, and its respective stockholders than the Merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of the Board of Directors of the Company or Parent, as the case may be, (based on the advice of a financial advisor of nationally recognized reputation) is reasonably capable of being financed by such third party.

    "SURVIVING CORPORATION": As defined in SECTION 2.1.

    "TAKEOVER PROPOSAL": Any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or Parent, as the case may be, or any proposal or offer to acquire, directly or indirectly, 20% or more of the voting power of voting securities or equity interests of, or 20% or more in value of the assets (on a consolidated basis) of, the Company or Parent, as the case may be, other than the transactions contemplated by this Agreement.

    "TAX": Any United States federal, state, county or local, or foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, value added, alternative or added minimum, ad valorem or transfer tax, or any other tax, custom, duty or governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity.

    "TAX RETURN": A report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Entity with respect to any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

    "TREASURY REGULATIONS": The regulations promulgated by the U.S. Treasury Department pursuant to the Code.

    "2001 ADJUSTED EBITDA": As defined in SECTION 4.8.

    "2002 ADJUSTED EBITDA": As defined in SECTION 4.8.

    "2001 CONTINGENT PAYMENT": As defined in SECTION 4.1(A).

    "2002 CONTINGENT PAYMENT": As defined in SECTION 4.1(B).

    "368 REORGANIZATION": As defined in SECTION 8.6.

    "WHOLLY OWNED SUBSIDIARY": As to any Person, a Subsidiary of such Person all of the equity and voting interest in which is owned, directly or indirectly, by such Person.

                                   ARTICLE II
                                   THE MERGER

    SECTION 2.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company shall be merged with and into Merger Sub in accordance with the provisions of Section 251 of the DGCL and with the effect provided in the DGCL. The separate corporate existence of the Company shall thereupon cease, and Merger Sub shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION") and shall continue its corporate existence as a Subsidiary of Parent and shall continue to be governed by the laws of the State of Delaware.

    SECTION 2.2. EFFECTIVE TIME. The Merger shall become effective on the date and at the time (the "EFFECTIVE TIME") that the Certificate of Merger shall have been accepted for filing by the Secretary of State of the State of Delaware (or such later date and time as may be specified in the Certificate of Merger), which shall be on the Closing Date.

    SECTION 2.3. CLOSING. Subject to the fulfillment or waiver of the conditions set forth in Article IX, the Closing shall take place (a) at the offices of Sidley & Austin, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois, at 10:00 a.m. on the earliest practicable date (but no later than the fifth business day) following the satisfaction or waiver of the conditions set forth in ARTICLE IX (other than those conditions to be satisfied or waived at the Closing) or (b) at such other place and/or time and/or on such other date as Parent, Merger Sub and the Company may agree.

    SECTION 2.4. Certificate of Incorporation and By-Laws.

    (a) Subject to SECTION 7.6(B), at the Effective Time, the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL, except that Article FIRST thereof shall read as follows:
       "The name of the Corporation (which is hereinafter called the "Corporation') is PepsiAmericas, Inc."

    (b) Subject to SECTION 7.6(B), the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the certificate of incorporation of the Surviving Corporation and of the DGCL.

    SECTION 2.5. DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 2.6. OFFICERS. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE III
        EFFECT OF THE MERGER ON THE CAPITAL STOCK OF MERGER SUB AND THE
                       COMPANY; EXCHANGE OF CERTIFICATES

    SECTION 3.1. EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or Merger Sub:

    (a) SHARES OF MERGER SUB COMMON STOCK. Each share of common stock, par value $.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding, unchanged by reason of the Merger, as one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

    (b) CANCELLATION OF CERTAIN COMPANY COMMON STOCK. Each Company Common Share that is held in the treasury of the Company or that is owned by Parent or any of its Wholly Owned Subsidiaries shall be canceled and shall cease to exist, and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

    (c) CONVERSION OF COMPANY COMMON SHARES OWNED BY PUBLIC. Subject to the provisions of this SECTION 3.1, each Company Common Share issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares, shares canceled pursuant to SECTION 3.1(B) and shares held by Dakota Holdings or Pohlad Companies (which shares shall be converted solely as provided in Section 3.1(c)(iii)), shall be converted into the right to receive:

        (i) subject to SECTION 3.1(E), an amount in cash equal to the Exchange Ratio MULTIPLIED BY the Parent Closing Price (the "CASH CONSIDERATION"); or

        (ii) the number of Parent Common Shares (together with the associated Rights) equal to the Exchange Ratio (the "STOCK CONSIDERATION"); or

       (iii) (A) the number of Parent Common Shares (together with the associated Rights) equal to the Fixed Earnout Exchange Ratio PLUS
             (B) the right to receive the Contingent Payments described in
             ARTICLE IV (the "CONTINGENT PAYMENT CONSIDERATION" and together with the Cash Consideration and the Stock Consideration, the "MERGER CONSIDERATION").

    For purposes of clarity, each record holder of Company Common Shares entitled to make an Election pursuant to this SECTION 3.1 may make a Cash Election, Stock Election or Contingent Payment Election, or any combination thereof, with respect to the Company Common Shares owned by such record holder, PROVIDED, that the sum of all Elections made by such record holder equals 100% of such record holder's Company Common Shares and that each Election is for a whole number of Company Common Shares and not a fractional share.

    (d) CASH ELECTION. Subject to the provisions of this SECTION 3.1(D) and
       SECTION 3.1(E), each record holder of Company Common Shares immediately prior to the Effective Time (other than Dakota Holdings and Pohlad Companies) shall be entitled to elect to receive the Cash Consideration (a "CASH ELECTION") for all or any part of such holder's Company Common Shares (each, a "CASH ELECTION SHARE"). Cash Elections shall be made on a form designed for that purpose, which shall include a letter of transmittal (a "FORM OF ELECTION"). A holder of record of Company Common Shares who holds such Company Common Shares as nominee, trustee or in another representative capacity (a "SHARES REPRESENTATIVE") may submit multiple Forms of Election; provided that such Shares Representative certifies that each such Form of Election covers all the Company Common Shares held by such Shares Representative for each particular beneficial owner whose Company Common Shares are covered by such Form of Election. Notwithstanding the foregoing, the aggregate number of Company Common Shares that may be converted in the Merger into the right to receive Cash Consideration (rounded down to the nearest whole share, the "CASH ELECTION NUMBER") shall not exceed the lesser of:

        (i) a number equal to (A) the product of 50% MULTIPLIED BY the total number of Company Common Shares issued and outstanding immediately prior to the Effective Time MINUS (B) the number of Dissenting Shares; and

        (ii) the number which would cause the ratio of the value of the aggregate Stock Consideration to be issued in the Merger to the value of the aggregate Merger Consideration to be less than 0.50 (assuming, for these purposes, that no Contingent Payments will be made), such ratio to be equal to a fraction, the numerator of which is equal to (A) the per share closing price of the Parent Common Shares, as reported in the NYSE Composite Transactions, on the Closing Date MULTIPLIED BY the aggregate number of Parent Common Shares to be paid as Merger Consideration pursuant to SECTION 3.1 (assuming, for these purposes, that no Contingent Payments will be made), and the denominator of which is equal to (B) the sum of
             (1) the amount set forth in the preceding clause (A) PLUS (2) the aggregate Cash Consideration to be issued pursuant to Section 3.1 PLUS (3) the number of Dissenting Shares MULTIPLIED BY the greater of the Cash Consideration or $3.80 PLUS (4) any other amounts paid by Parent or the Company (or any affiliate thereof) to, or on behalf of, any stockholder of the Company in connection with the sale, redemption or other disposition of any Company stock in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e) PLUS (5) any extraordinary dividend distributed by the Company prior to and in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e).

    (e) PRORATION OF COMPANY COMMON SHARES. If the aggregate number of Company Common Shares in respect of which Cash Elections have been made exceeds the Cash Election Number, each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of (A) the Cash Consideration and (B) a fraction (the "CASH FRACTION"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of Parent Common Shares equal to the product of (A) the Exchange Ratio and (B) a fraction equal to one MINUS the Cash Fraction.

    (f) STOCK ELECTION. Each record holder of Company Common Shares immediately prior to the Effective Time (other than Dakota Holdings and Pohlad Companies) shall be entitled to elect to receive Parent Common Shares (together with the associated Rights) for all or any part of such holder's Company Common Shares (a "STOCK ELECTION"). Stock Elections shall be made on a Form of Election. A Shares Representative may submit multiple Forms of Election; PROVIDED that such Shares Representative certifies that each such Form of Election covers all the Company Common Shares held by such Shares Representatives for each beneficial owner whose Company Common Shares are covered by such Form of Election.

    (g) CONTINGENT PAYMENT ELECTION. Each record holder of Company Common Shares immediately prior to the Effective Time shall be entitled to elect to receive the Contingent Payment Consideration for all or any part of such holder's Company Common Shares (a "CONTINGENT PAYMENT ELECTION" and, collectively with the Stock Election and the Cash Election, an "ELECTION"). Contingent Payment Elections shall be made on a Form of Election. A Shares Representative may submit multiple Forms of Election; PROVIDED, that such Shares Representative certifies that each such Form of Election covers all the Company Common Shares held by such Shares Representative for each beneficial owner whose Company Common Shares are covered by such Form of Election.

    (h) FORM OF ELECTION. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the Company Common Shares ("COMPANY COMMON CERTIFICATES") as to which the Election is being made (or by an appropriate guarantee of delivery of such Company Common Certificate signed by a firm that is a member of any registered national securities exchange or a member of the National Association of Securities
       Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the NYSE Medallion Signature Guarantee Program or the Stock Exchange Medallion Program). All Company Common Certificates so surrendered shall be subject to the exchange procedures set forth in SECTION 3.2(B). Parent shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this
       SECTION 3.1, and all such computations shall be conclusive and binding on the holders of Company Common Shares.

    (i) DEEMED NON-ELECTION. For the purposes hereof, a holder of Company Common Shares who does not submit a Form of Election that is received by the Exchange Agent prior to the Election Deadline (the "NO ELECTION SHARES") shall be deemed to have made a Stock Election. If Parent or the Exchange Agent shall determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as No Election Shares.

    (j) ELECTION DEADLINE. Parent and the Company shall each use its reasonable best efforts to cause copies of the Form of Election to be mailed to record holders of Company Common Shares not less than thirty (30) days prior to the Effective Time and to make the Form of Election available to all Persons who become record holders of Company Common Shares during the period between the date of such mailing and the Effective Time. A Form of Election must be received by the Exchange Agent by 5:00 p.m., New York City time, on the tenth business day after the Effective Time (the "ELECTION DEADLINE") in order to be effective. A record holder may revoke his Election by written notice received at or prior to the Election Deadline. Any Election relating to Company Common Shares which become Dissenting Shares shall be deemed automatically revoked as of the Election Deadline.

    (k) ANTI-DILUTION PROVISIONS. In the event Parent (i) changes (or establishes a record date for changing) the number of Parent Common Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Shares or (ii) pays or makes an extraordinary dividend or distribution in respect of Parent Common Shares (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefor shall be prior to the Effective Time, the Merger Consideration and Subscription Shares shall be proportionately adjusted. Regular periodic cash dividends and increases thereon consistent with past practices shall not be considered extraordinary for purposes of the preceding sentence.

    (l) DISSENTING SHARES. To the extent that holders thereof are entitled to appraisal rights under Section 262 of the DGCL, Company Common Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his demand for appraisal rights under Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but the holders of

       Dissenting Shares shall be entitled to receive from the Company such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall effectively withdraw or lose his right to appraisal and payment under the DGCL, such holder's Company Common Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Cash Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares.

    (m) MAXIMUM NUMBER OF PARENT COMMON SHARES. The maximum number of Parent Common Shares that may be issued in connection with the Merger shall be specified in a certificate mutually agreed to by Parent and the Company and delivered at the Closing. Such certificate, as so delivered, shall be deemed to form a part of this Agreement.

    SECTION 3.2. Exchange of Certificates.

    (a) DEPOSIT WITH EXCHANGE AGENT. Within five business days after the Election Deadline, the Surviving Corporation shall deposit with a bank or trust company mutually agreeable to Parent and the Company (the "EXCHANGE AGENT"), pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company, an amount of cash and certificates representing Parent Common Shares required to effect the conversion of Company Common Shares into Parent Common Shares and cash in accordance with SECTIONS 3.1(C)(I), 3.1(C)(II) AND 3.1(C)(III)(A).

    (b) EXCHANGE AND PAYMENT PROCEDURES. As soon as reasonably practicable (but not more than 15 days) after the Election Deadline, Parent shall cause the Exchange Agent to mail to each holder of record of a Company Common Certificate representing Company Common Shares who did not make a valid Election pursuant to SECTION 3.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Common Certificates shall pass, only upon actual delivery of the Company Common Certificates to the Exchange Agent) and
       (ii) instructions for effecting the surrender of the Company Common Certificates and receiving the Merger Consideration to which such holder shall be entitled pursuant to SECTION 3.1. Upon surrender of a Company Common Certificate to the Exchange Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Exchange Agent may reasonably require, the holder of such Company Common Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole Parent Common Shares into which the Company Common Shares previously represented by such Company Common Certificate have been converted in accordance with
       SECTION 3.1(C)(II) or 3.1(C)(III)(A) or (B) the cash to which such holder is entitled in accordance with SECTION 3.1(C)(I) and (C) the cash in lieu of fractional Parent Common Shares to which such holder has the right to receive pursuant to SECTION 3.2(D), and the Company Common Certificate so surrendered shall be canceled. In the event the Merger Consideration is to be delivered to any Person other than the Person in whose name the Company Common Certificate surrendered in exchange therefor is registered in the transfer records of Company, the Merger Consideration may be delivered to a transferee if the Company Common Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this SECTION 3.2(B), each Company Common Certificate (other than a Company Common Certificate representing Company Common Shares to be canceled in accordance with SECTION 3.1(B) or Dissenting Shares) shall, at and after the Effective Time, be deemed to represent only the right to receive, upon such surrender, the Merger Consideration contemplated by this SECTION 3.2(B). No interest will be paid or will accrue on any cash payable to holders of Company Common Certificates pursuant to the provisions of this ARTICLE III.

    (c) DISTRIBUTION WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions that are declared or made on or after the Effective Time with respect to Parent Common Shares or that are payable to holders of record thereof on or after the Effective Time shall be paid to any Person entitled by reason of the Merger to receive certificates representing Parent Common Shares, and no cash payment in lieu of fractional shares shall be paid to any such Person pursuant to SECTION 3.2(D), until such Person shall surrender his Company Common Certificates as provided in
       SECTION 3.2(B). Subject to the effect of unclaimed property, escheat and other applicable Laws, following surrender of any such Company Common Certificate, there shall be paid to the record holder of the certificates representing whole Parent Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Parent Common Share to which such holder is entitled pursuant to SECTION 3.2(D) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Common Shares and
       (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Common Shares.

    (d) NO FRACTIONAL SECURITIES. In lieu of any such fractional securities, each holder of Company Common Shares who would otherwise have been entitled to a fraction of a Parent Common Share upon surrender of Company Common Certificates for exchange pursuant to this ARTICLE III will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Common Shares issued pursuant to this
       ARTICLE III. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of whole Parent Common Shares delivered to the Exchange Agent by Parent over
       (ii) the aggregate number of whole Parent Common Shares to be distributed to holders of Company Common Shares pursuant to Section 3.2(b) (such excess being herein called the "EXCESS PARENT COMMON SHARES"). The Exchange Agent, as agent for the former holders of Company Common Shares, shall sell the Excess Parent Common Shares at the prevailing prices on the NYSE. The sales of the Excess Parent Common Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Parent Common Shares. Until the net proceeds of such sale have been distributed to the former holders of Company Common Shares, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Common Shares in lieu of any fractional interests, the Exchange Agent shall promptly distribute or cause to be distributed such amounts to such former holders.

    (e) TERMINATION OF EXCHANGE AGENT. Any certificates representing Parent Common Shares deposited with the Exchange Agent pursuant to
       SECTION 3.2(A)and not exchanged within one year after the Effective Time pursuant this SECTION 3.2 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Company Common Certificates and unclaimed at the end of one year from the Effective Time shall be returned to Parent, after which time any holder of unsurrendered Company Common Certificates shall look as a general creditor only to Parent for payment of such funds to which such holder may be due, subject to applicable Law.

    SECTION 3.3. OPTIONS AND WARRANTS.

    (a) Each option to purchase shares of Company Common Stock (each, a "COMPANY OPTION") issued by the Company pursuant to any stock option or similar plan of the Company or pursuant to an option agreement or otherwise as set forth in SECTION 5.3 of the Company Disclosure Statement, which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any further action on the part of any holder thereof, be assumed by Parent and converted into an option (a "PARENT OPTION") to purchase that number of Parent Common Shares determined by multiplying the number of Company Common Shares subject to such Company Option immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per Parent Common Share equal to the exercise price per share of such Company Option immediately prior to the Effective Time DIVIDED BY the Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an assumed Company Option being exercisable for a fraction of a Parent Common Share, then the number of Parent Common Shares subject to such option shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Parent Option shall otherwise remain as set forth in the Company Option converted into such Parent Option.

    (b) Each warrant to purchase shares of Company Common Stock (each, a "COMPANY WARRANT") set forth in SECTION 5.3 of the Company Disclosure Statement, which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any further action on the part of any holder thereof, be assumed by Parent and converted into a warrant (a "Parent Warrant") to purchase that number of Parent Common Shares determined by multiplying the number of Company Common Shares subject to such Company Warrant immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per Parent Common Share equal to the exercise price per share of such Company Warrant immediately prior to the Effective Time DIVIDED BY the Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an assumed Company Warrant being exercisable for a fraction of a Parent Common Share, then the number of Parent Common Shares subject to such warrant shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Parent Warrant shall otherwise remain as set forth in the Company Warrant converted into such Parent Warrant.

    (c) The adjustment provided in SECTION 3.3(A) with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

    SECTION 3.4. TRANSFER OF SHARES AFTER THE EFFECTIVE TIME. No transfers of Company Common Shares shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

    SECTION 3.5. ESCHEAT. The Company shall not be liable to any Person for shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws.

                         ARTICLE IV CONTINGENT PAYMENTS
                              CONTINGENT PAYMENTS

    A record holder of Company Common Shares immediately prior to the Effective Time who properly makes a Contingent Payment Election in accordance with
SECTION 3.1 (a "CONTINGENT PAYMENT RECORD HOLDER") shall have the following contractual right to receive additional Parent Common Shares, subject to the terms and conditions contained herein:

    SECTION 4.1. TARGET PERFORMANCE CRITERIA.

    (a) 2001 ADJUSTED EBITDA. If 2001 Adjusted EBITDA exceeds $68.9 million, each Contingent Payment Record Holder shall be entitled to receive, on the Contingent Share Delivery Date with respect to the Measurement Period for the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2001, with respect to each Company Common Share deemed to be held by such Contingent Payment Record Holder in respect of which a Contingent Payment Election has been made, the number of Parent Common Shares (together with the associated Rights) equal to (i) the Contingent Earnout Exchange Ratio MULTIPLIED BY
       (ii) the lesser of (A) 1 or (B) a fraction, the numerator of which is the amount by which 2001 Adjusted EBITDA exceeds $68.9 million, and the denominator of which is $7.7 million (the "2001 CONTINGENT PAYMENT").

    (b) 2002 ADJUSTED EBITDA. If 2002 Adjusted EBITDA exceeds $84 million, each Contingent Payment Record Holder shall be entitled to receive, on the Contingent Share Delivery Date with respect to the Measurement Period for the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2002, with respect to each Company Common Share deemed to be held by such Contingent Payment Record Holder in respect of which a Contingent Payment Election has been made, the number of Parent Common Shares (together with the associated Rights) equal to (i) the Contingent Earnout Exchange Ratio MULTIPLIED BY
       (ii) the lesser of (A) 1 or (B) a fraction, the numerator of which is the amount by which 2002 Adjusted EBITDA exceeds $84 million, and the denominator of which is $9.3 million (the "2002 CONTINGENT PAYMENT").

    (c) AGGREGATE ADJUSTED EBITDA. If Aggregate Adjusted EBITDA exceeds
       $235.5 million, each Contingent Payment Record Holder shall be entitled to receive, on the Contingent Share Delivery Date with respect to the Measurement Period for the three-year period beginning January 2, 2000 and ending on the Saturday closest to December 31, 2002, with respect to each Company Common Share deemed to be held by such Contingent Payment Record Holder and in respect of which a Contingent Payment Election has been made, the number of Parent Common Shares (together with the associated Rights) equal to (i) the Contingent Earnout Exchange Ratio MULTIPLIED BY (ii) the lesser of (A) 1 or (B) a fraction, the numerator of which is the amount by which Aggregate Adjusted EBITDA exceeds
       $235.5 million, and the denominator of which is $11.8 million (the "Aggregate Contingent Payment" and together with the 2001 Contingent Payment and the 2002 Contingent Payment, the "CONTINGENT PAYMENTS").

    SECTION 4.2. DETERMINATION OF CONTINGENT PAYMENTS.

    (a) The Independent Auditors shall be engaged by the Affiliated Transaction Committee to determine Adjusted EBITDA for any applicable period, as well as 2001 Adjusted EBITDA, 2002 Adjusted EBITDA and Aggregate Adjusted EBITDA, as the case may be, within 75 days after the applicable Measurement Period. After each Measurement Period, but not later than thirty (30) days following the completion of Parent's annual year-end audit, the Independent Auditors shall prepare and deliver to the Affiliated Transaction Committee (with a copy to Robert Pohlad on behalf of the Contingent Payment Record Holders) a report (a "PRELIMINARY CONTINGENT PAYMENT REPORT") setting forth the Independent Auditors' determination of the

       Adjusted EBITDA for any applicable period, as well as 2001 Adjusted EBITDA, 2002 Adjusted EBITDA and Aggregate Adjusted EBITDA, as the case may be. Within ten (10) days after the Independent Auditors shall have delivered the Preliminary Contingent Payment Report to the Affiliated Transaction Committee and Robert Pohlad, Robert Pohlad, on behalf of the Contingent Payment Record Holders, shall submit in writing to the Affiliated Transaction Committee any objections thereto that he may have. If Robert Pohlad does not submit in writing any such objections within such 10-day period, it shall be conclusively presumed that Robert Pohlad, on behalf of the Contingent Payment Record Holders, does not object to the Preliminary Contingent Payment Report.

    (b) As soon as practicable after receiving the written objections, if any, from Robert Pohlad, on behalf of the Contingent Payment Record Holders, but in no event more than 25 days after the Independent Auditors shall have delivered the Preliminary Contingent Payment Report to the Affiliated Transaction Committee and Robert Pohlad, the Affiliated Transaction Committee shall review the same and any written objections thereto received from Robert Pohlad as contemplated by SECTION 4.2(A) and shall determine whether it finds the Preliminary Contingent Payment Report to be reasonable. If the Affiliated Transaction Committee finds the Preliminary Contingent Payment Report to be reasonable, the determinations set forth therein shall be final and binding on all parties, including, without limitation, Parent and each of the Contingent Payment Record Holders.

    (c) If the Affiliated Transaction Committee does not find the Preliminary Contingent Payment Report to be reasonable, it shall submit in writing to the Independent Auditors within such 25-day period its objections thereto. The Independent Auditors and the Affiliated Transaction Committee shall use their reasonable efforts to resolve by written agreement (the "AGREED ADJUSTMENTS") any differences as to the determinations set forth in the Preliminary Contingent Payment Report, and, if the Independent Auditors and the Affiliated Transaction Committee so resolve any such differences, the determinations set forth in the Preliminary Contingent Payment Report as adjusted by the Agreed Adjustments shall be final and binding on all parties, including, without limitation, Parent and each of the Contingent Payment Record Holders.

    (d) If any objections raised by the Affiliated Transaction Committee are not resolved by Agreed Adjustments within the 10-day period next following such 25-day period, then the Independent Auditors and the Affiliated Transaction Committee shall submit the objections that are then unresolved to the Accounting Firm. The Accounting Firm shall be directed by the Independent Auditors and the Affiliated Transaction Committee to seek to resolve the unresolved objections as promptly as reasonably practicable and to deliver written notice to each of the Independent Auditors and the Affiliated Transaction Committee setting forth its resolution of the unresolved objections. The determinations set forth in the Preliminary Contingent Payment Report, as adjusted by the Agreed Adjustments and by Accounting Firm's resolution of the unresolved objections, shall be final and binding on all parties, including, without limitation, Parent and each of the Contingent Payment Record Holders. All objections shall be resolved no later than 45 days after the 10-day period.

    (e) Parent and the Surviving Corporation shall make available to the Independent Auditors and the Affiliated Transaction Committee (and its respective representatives) and, if applicable, the Accounting Firm, such books, records and other information as any of the foregoing may reasonably request to prepare or review any Preliminary Contingent Payment Report, the Agreed Adjustments or any matters submitted to the Accounting Firm.

    (f) The fees and expenses of the Accounting Firm shall be paid by Parent.

    SECTION 4.3. DELIVERY OF CONTINGENT PAYMENT SHARES.

    (a) On each Contingent Share Delivery Date or as soon as practicable thereafter, Parent shall deposit with the Exchange Agent in trust for the Contingent Payment Record Holders certificates representing the total Contingent Payments, if any, to be paid on such Contingent Share Delivery Date pursuant to this ARTICLE IV.

    (b) On each Contingent Share Delivery Date, each Contingent Payment Record Holder shall be entitled to receive, with respect to each Company Common Share deemed to be held by such Contingent Payment Record Holder in respect of which a Contingent Payment Election has been made, the Contingent Payments for the applicable Measurement Period.

    (c) In the event Parent (i) changes (or establishes a record date for changing) the number of Parent Common Shares issued and outstanding prior to a Contingent Share Delivery Date as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Shares or (ii) pays or makes an extraordinary dividend or distribution in respect of Parent Common Shares (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefor shall be after a Contingent Share Earned Date but prior to a Contingent Share Delivery Date, the Contingent Payments determined in accordance with SECTION 4.1 shall be proportionately adjusted. Regular periodic cash dividends and increases thereon consistent with past practices shall not be considered extraordinary for purposes of the preceding sentence.

    (d) Unless and until certificates representing the Contingent Payments shall be delivered to the Exchange Agent for the benefit of the Contingent Payment Record Holders pursuant to SECTION 4.3(A), no dividends payable to holders of record of Parent Common Shares shall be paid to the Contingent Payment Record Holders with respect to Parent Common Shares representing the Contingent Payments.

    (e) The Exchange Agent shall promptly deliver any certificates representing the Contingent Payments payable to the Contingent Payment Record Holders pursuant to this ARTICLE IV to the Contingent Payment Record Holders at the addresses of the Contingent Payment Record Holders as they appeared on the stock records of the Company at the Effective Time or such other addresses as the Contingent Payment Record Holders shall provide to the Exchange Agent by written notice. No fractional Parent Common Shares shall be issued or delivered pursuant to this ARTICLE IV. In lieu of any such fractional securities, each Contingent Payment Record Holder who would otherwise have been entitled hereunder to a fraction of a Parent Common Share but for this SECTION 4.3(E) will be paid an amount in cash (without interest) equal to (i) the fraction of a Parent Common Share to which such Contingent Payment Record Holder would otherwise have been entitled MULTIPLIED BY (ii) the closing price per Parent Common Share on the NYSE (as reported in the NYSE Composite Transactions) on the Contingent Share Delivery Date.

    SECTION 4.4. AFFILIATED TRANSACTIONS COMMITTEE. By accepting any consideration under this Agreement, each Contingent Payment Record Holder shall be deemed to have agreed as follows:

    (a) Such Contingent Payment Record Holder irrevocably appoints and authorizes the Affiliated Transaction Committee to act as its agent hereunder with such powers as are delegated hereunder to the Affiliated Transaction Committee, together with such other powers as are incidental thereto, and to take such other actions in connection with the foregoing, consistent with the terms of this Agreement, as the Affiliated Transaction Committee may deem necessary or appropriate, including without limitation, as contemplated by the definition of Adjusted EBITDA in SECTION 4.8. The Affiliated Transaction Committee (i) shall have no duties or responsibilities except as expressly set forth herein or in the by-laws of Parent, (ii) shall not be responsible in its capacity as the Affiliated Transaction Committee for any recitals, statements, representations or warranties contained herein, or in any certificate or other document referred to herein, the validity, effectiveness or enforceability of this Agreement, the failure of the Surviving Corporation to achieve any targets or the failure of any party to perform any of its obligations hereunder, (iii) shall not be required to initiate or conduct any litigation or collection proceedings and (iv) shall not be responsible for any action taken or omitted to be taken hereunder, except for, in the case of any member of the Affiliated Transaction Committee, his own gross negligence or willful misconduct. The Affiliated Transaction Committee may consult with legal counsel, independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, independent public accountants or experts. No act or omission of the Affiliated Transaction Committee, whether as a result of gross negligence, willful misconduct or otherwise, shall relieve Parent or Merger Sub of its obligations under this Agreement.

    (b) The Affiliated Transaction Committee shall be entitled to rely upon any certification, notice or other communication believed by it to be genuine and correct and to have been signed by or sent on behalf of the proper Person or Persons and delivered in accordance with this Agreement. The Affiliated Transaction Committee shall not be required to take any action which shall expose the members thereof to personal liability or which is contrary to this Agreement or applicable Law.

    (c) The Affiliated Transaction Committee shall not be deemed to have knowledge or notice of the occurrence of any event unless it shall have received written notice thereof in accordance with this Agreement.

    (d) Parent and the Surviving Corporation shall be entitled to rely on any and all action taken by the Affiliated Transaction Committee under this Agreement without any liability to, or obligation to inquire of, any of the Contingent Payment Record Holders, and shall be entitled to rely on any written action purporting on its face to be an action of the Affiliated Transaction Committee and signed by any two members of the Affiliated Transaction Committee as an action of the Affiliated Transaction Committee.

    SECTION 4.5. ASSIGNABILITY; ORDINARY COURSE. The right of each Contingent Payment Record Holder to receive Parent Common Shares pursuant to Article IV of this Agreement may not be assigned or transferred in any manner whatsoever prior to the delivery of certificates representing the Contingent Payments, except by operation of law. In no event shall any right to Contingent Payments pursuant to this Article IV be evidenced by negotiable certificates of any kind.

    SECTION 4.6. TIME LIMIT. Notwithstanding any other provision of this Agreement, no later than four years after the Effective Time, Parent shall transfer to the Exchange Agent in trust for the Contingent Payment Record Holders, and the Exchange Agent shall transfer to the Contingent Payment Record Holders, certificates representing the total Contingent Payments to be paid, if any, pursuant to this ARTICLE IV; and in no event shall any Contingent Payments be paid to a Contingent Payment Record Holder more than four years after the Effective Time.

    SECTION 4.7. OPTION TO PURCHASE ADDITIONAL PARENT COMMON SHARES.

    (a) Each Contingent Payment Record Holder shall have the right, on or prior to the Election Deadline, to elect to purchase from Parent, as more fully set forth below, up to that number of Subscription Shares, rounded down to the nearest whole share, equal to the number of Company Common Shares in respect of which such Contingent Payment Record Holder has made a Contingent Payment Election MULTIPLIED BY the Subscription Share Purchase Rate, at a price per share equal to the Parent Reference Price. The Exchange Agent shall notify Dakota Holdings within five business days after the Election Deadline of the number of Subscription Shares not purchased by the other Contingent Payment Record Holders. Dakota Holdings shall be entitled to purchase, within ten (10) days after delivery of such notice, any Subscription Shares not purchased by the other Contingent Payment Record Holders, at a price per share equal to the Parent Reference Price.

    (b) The Form of Election shall be designed to allow holders of Company Common Shares who make Contingent Payment Elections to also designate whether, and to what extent, they desire to purchase Subscription Shares. The letter of transmittal contemplated by Section 3.2(b) shall contain instructions for effecting the payment for Subscription Shares.

    SECTION 4.8. DEFINITIONS. For the purpose of this Article IV, the following terms shall have the meanings specified below:

    "ACCOUNTING FIRM" means a nationally recognized accounting firm (other than the Independent Auditors) selected by the Affiliated Transaction Committee, in its sole discretion; PROVIDED, that such accounting firm is independent of Parent, Merger Sub and the Company and their respective Affiliates.

    "ADJUSTED EBITDA" means, with respect to any period, the earnings before interest, taxes, depreciation and amortization of the Company or the Surviving Corporation, as the case may be, for such period, calculated in accordance with past practice of the Company and excluding (a) any earnings derived from acquisitions made by the Company or the Surviving Corporation subsequent to the date of this Agreement and (b) any cost savings or increased costs which result from the Merger. There shall also be deducted from Adjusted EBITDA for the applicable period (unless the Affiliated Transaction Committee determines an alternative adjustment is more appropriate (as provided below)) (i) any capital expenditures by the Company or the Surviving Corporation in excess of $30.3 million for the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2001 and $32.6 million for the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2002 and (ii) any aggregate Pepsi spend-back amounts in excess of the amount projected for such period as set forth in the Company Management Presentation dated June 1, 2000, in each case unless otherwise agreed by the Affiliated Transaction Committee (it being understood that the Affiliated Transaction Committee shall determine, in its reasonable discretion and in consultation with Robert Pohlad, what adjustments, if any, shall be made as a result of such excess capital expenditures or Pepsi spend-back amounts). There shall be no deduction from Adjusted EBITDA, and the parties expressly agree that Adjusted EBITDA shall not include, any costs or expenses incurred by the Company or the Surviving Corporation in connection with the Merger, including, by way of example only, attorneys' fees and expenses, brokers and investment bankers' fees and expenses, special committee fees and expenses, due diligence costs or fees and expenses associated with the printing, filing and mailing of the Registration Statement and the Proxy Statement.

    "AGGREGATE ADJUSTED EBITDA" means the sum of Adjusted EBITDA for each of the fiscal years in the three-year period beginning January 2, 2000 and ending on the Saturday closest to December 31, 2002.

    "CONTINGENT SHARE DELIVERY DATE" means, with respect to a Measurement Period, the later of (a) 90 days following the end of such Measurement Period and (b) 10 days following the date on which the Preliminary Contingent Payment Report for such Measurement Period becomes final and binding on Parent and the Contingent Payment Record Holders in accordance with SECTION 4.2.

    "CONTINGENT SHARE EARNED DATE" means, with respect to a Measurement Period, the first day after the end of such Measurement Period.

    "MEASUREMENT PERIOD" means, as the case may be, each of (i) the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2001, (ii) the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2002 and
(iii) the three-year period beginning January 2, 2000 and ending on the Saturday closest to December 31, 2002.

    "2001 ADJUSTED EBITDA" means Adjusted EBITDA for the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2001 PLUS an amount equal to the excess, if any, of Adjusted EBITDA for the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2000 over $65.6 million, but only to the extent that such excess does not exceed $4.4 million.

    "2002 ADJUSTED EBITDA" means Adjusted EBITDA for the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2002.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as set forth in the Company Disclosure Statement, which identifies exceptions by specific Section references, the Company represents and warrants to Parent and Merger Sub as follows:

    SECTION 5.1. ORGANIZATION. Each of the Company and each of its Subsidiaries is a corporation or other legal entity duly organized or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. The Company has delivered to Parent complete and correct copies of the Company Charter and by-laws of the Company, and has made available to Parent the certificates of incorporation and by-laws (or similar organizational documents) of its material Subsidiaries, each as in effect on the date hereof.

    SECTION 5.2. SUBSIDIARIES. SECTION 5.2 of the Company Disclosure Statement lists each Subsidiary of the Company and its jurisdiction of incorporation or formation and identifies the Company's (direct or indirect) percentage ownership interest therein. All of the outstanding shares of capital stock of, or other ownership interests in, each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, by another Wholly Owned Subsidiary of the Company or by the Company and one or more Wholly Owned Subsidiaries of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"), other than Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except for the capital stock of, or other ownership interests in, its Subsidiaries noted above, the Company does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other Person.

    SECTION 5.3. CAPITALIZATION. The authorized capital stock of the Company consists of 5,000,000 Company Class A Common Shares and 145,000,000 Company Class B Common Shares. At the close of business on August 8, 2000,
(a) 5,000,000 Company Class A Common Shares and 82,314,377 Company Class B Common Shares were issued and outstanding (of which 4,000,000 Company Class A Common Shares and 57,078,274 Company Class B Common Shares were held, beneficially or of record, by Dakota Holdings), (b) no Company Class A Common Shares and no Company Class B Common Shares were held by the Company in its treasury, (c) no Company Class A Common Shares and

500,000 Company Class B Common Shares were reserved for issuance under the Pepsi-Cola Puerto Rico Qualified Stock Option Plan, (d) no Company Class A Common Shares and 500,000 Company Class B Common Shares were reserved for issuance under the Pepsi-Cola Puerto Rico Non-Qualified Stock Option Plan,
(e) no Company Class A Common Shares and 4,000,000 Company Class B Common Shares were reserved for issuance under the PepsiAmericas, Inc. 1999 Stock Option Plan,
(f) no Company Class A Common Shares and 2,000,000 Company Class B Common Shares were reserved for issuance under the PepsiAmericas, Inc. 2000 Employee Stock Purchase Plan (g) no Company Class A Common Shares and 1,516,667 Company
Class B Common Shares were reserved for issuance upon exercise of outstanding Company Options granted to a former employee of the Company and (h) no Company Class A Common Shares and 1,700,000 Company Class B Common Shares were reserved for issuance upon exercise of outstanding Company Warrants, with an average exercise price of $6.875 per share. SECTION 5.3 of the Company Disclosure Statement sets forth a list of all Company Options and Company Warrants outstanding as of June 1, 2000, together, in each case, with the number of Company Common Shares issuable upon exercise thereof, the grant date, the exercise price and the name of the record owner thereof. Since June 1, 2000, no shares of capital stock of the Company have been issued except pursuant to the exercise of options or conversion of convertible securities of the Company outstanding as of June 1, 2000 in accordance with the terms thereof. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, and there are no phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of the Company. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company, or any of its Subsidiaries, (i) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries, (ii) to vote or to dispose of any shares of the capital stock of the Company or any of its Subsidiaries, (iii) to register any shares of capital stock under the Securities Act or any state securities law or (iv) to grant preemptive or antidilutive rights with respect to any capital stock of the Company or any of its Subsidiaries.

    SECTION 5.4. AUTHORITY.

    (a) The Board of Directors of the Company has duly adopted resolutions approving this Agreement, the Parent Stockholder Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, determining that the terms of the Merger are advisable, fair to, and in the best interests of the Company and the Company's stockholders, and recommending that the Company's stockholders approve and adopt this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Parent Stockholder Voting Agreement and, subject to the approval and adoption of this Agreement by the holders of a majority of the voting power of the outstanding Company Common Shares (the "COMPANY STOCKHOLDER APPROVAL"), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Parent Stockholder Voting Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Parent Stockholder Voting Agreement or to consummate the transactions so contemplated (other than the Company Stockholder Approval). This Agreement and the Parent Stockholder Voting Agreement have been duly executed and delivered by the Company and, assuming this Agreement and the Parent Stockholder Voting Agreement constitute valid and binding obligations of the other parties hereto and thereto, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

    (b) The Company has taken all appropriate actions so as to render the restrictions on business combinations contained in Section 203 of the DGCL inapplicable to this Agreement, the Company Stockholder Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, without any further action on the part of the stockholders or the Board of Directors of the Company. No other state takeover statute or regulation is applicable to the Merger.

    SECTION 5.5. CONSENTS AND APPROVALS; VIOLATIONS. Except for filings and Permits as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act (including the filing with the SEC of the Registration Statement), state securities or "blue sky" laws ("BLUE SKY LAWS"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and the DGCL, none of the execution, delivery or performance of this Agreement and the Parent Stockholder Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby will (a) conflict with or result in any breach of any provision of the Company Charter or by-laws of the Company or of the similar organizational documents of any of its material Subsidiaries; (b) require any filing, registration, qualification, declaration or designation with or Permit of, or termination of any waiting period requirement (each an "Authorization") by, any federal, state, local or foreign government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "GOVERNMENTAL ENTITY"); (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, lease, Permit, concession, franchise, license, contract, agreement or other instrument, arrangement, understanding or obligation (each a "CONTRACT") to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (b), (c) or (d), for failures to obtain Authorizations, violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger.

    SECTION 5.6. SEC REPORTS AND FINANCIAL STATEMENTS. The Company has timely filed all registration statements, prospectuses, forms, reports and documents required to be filed by it with the SEC under the Securities Act or the Exchange Act since January 1, 1998 (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) as of their respective dates, were prepared in accordance with, and complied as to form in all material respects with, the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, no Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act. Each of the consolidated balance sheets (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the other related statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the results of operations, cash flows and changes in shareholders' equity of the Company and its Subsidiaries as of its date and for the periods set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments.

    SECTION 5.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Company SEC Reports, since January 1, 2000, the Company and its Subsidiaries have conducted their businesses in, and have not entered into or engaged in any material transaction other than in, the ordinary course consistent with past practice, and, since such date, there has not been (a) any Material Adverse Effect on the Company or any event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (b) any action taken by the Company or any of its Subsidiaries from January 1, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of SECTION 7.1(J), SECTION 7.1(K) (assuming a threshold of $3 million for any individual contract, arrangement or understanding and a threshold of $27.9 million for all contracts, arrangements or understandings in the aggregate), SECTION 7.1(M) (assuming a threshold of $3 million for agreements with a term longer than one year), SECTION 7.1(P) or SECTION 7.1(R) or (c) any action taken by the Company or any of its Subsidiaries from June 30, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of SECTION 7.1(A), (B), (C), (D), (E), (F), (G), (H), (I), (L), (N), (O) OR (Q).

    SECTION 5.8. NO UNDISCLOSED LIABILITIES. Except as and to the extent disclosed or reserved against on the consolidated balance sheet of the Company, or in the notes thereto, included in the Company SEC Reports filed prior to the date hereof or as incurred after the date thereof in the ordinary course of business consistent with past practice and not prohibited by this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or disclosed in the notes thereto).

    SECTION 5.9.  EMPLOYEE BENEFIT PLANS, LABOR MATTERS.

    (a) SECTION 5.9(A) of the Company Disclosure Statement sets forth a true and complete list as of the date hereof of each material employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and contract for employment or benefits, including, but not limited to, severance or change of control agreements, maintained, or contributed to, by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries or any entity described in Section 4.14(b),
(c) or (m) of the Code is required to contribute (the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan, the Company has heretofore delivered or made available to Parent a true, correct and complete copy of (i) each material writing constituting a part of such Company Benefit Plan, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. Except as provided in the foregoing documents delivered to Parent, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new plan.

    (b) With respect to each Company Benefit Plan which is subject to Title IV of ERISA, or Section 302 of ERISA or Section 412 or 4971 of the Code, (i) the present value of accrued benefits under such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan's actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Benefit Plan allocable to such accrued benefits, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Benefit Plan for which the 30-day notice requirement has not been waived, (iii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (iv) all premiums to the Pension Benefit Guaranty Corporation ("PBGC") have been timely paid in full,
(v) no liability (other than for premiums to PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to a Company Benefit Plan to which contributions have been made, or an obligation to make contributions has been present, during the last six years,
(vi) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan and, to the Company's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Company Benefit Plan and (vii) there does not exist any liability of the Company as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and
Section 4980B of the Code, except where the failure of any of the foregoing to be true would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. No Company Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) (a "MULTIEMPLOYER PLAN") or a plan that has two or more contributing sponsors, at least two of whom are not under common control within the meaning of
Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"). Neither the Company nor any of its Subsidiaries has at any time during the last six years, (A) contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan or (B) incurred any withdrawal liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, that has not been satisfied in full.

    (c) Each of the Company Benefit Plans has been operated and administered in accordance with applicable Laws and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, except where a violation of any such Law, rule or regulation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS or, with respect to plans qualified in Puerto Rico, from the Treasury Department of the Commonwealth of Puerto Rico, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, except where such action or failure to act can be cured without having, individually or in the aggregate, a Material Adverse Effect on the Company. No Company Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Subsidiary thereof beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any Subsidiary thereof or
(iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All contributions or other amounts accrued or due from the Company or any Subsidiary thereof as of the Effective Time with respect to each Company Benefit Plan in respect of current or prior plan years will have been paid or accrued by such time in accordance with GAAP.

    (d) Neither the Company nor any Subsidiary thereof is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Subsidiary thereof, and no collective bargaining agreement or other labor union contract is being negotiated by the Company or any Subsidiary thereof. There is no labor dispute, strike, slowdown or work stoppage against the Company or any Subsidiary thereof pending or, to the knowledge of the Company, threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, none of the Company, any Subsidiary thereof or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Subsidiary thereof, and there is no charge or complaint against the Company or any Subsidiary thereof by the National Labor Relations Board or any comparable state or foreign agency pending or, to the knowledge of the Company, threatened, except where such unfair labor practice, charge or complaint would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

    (e) The Company has identified in SECTION 5.9(E) of the Company Disclosure Statement and has made available to Parent true and complete copies of all plans, programs or arrangements (i) to provide compensation by grant of, or to allow the purchase of, Company stock or stock of a predecessor employer,
(ii) to provide incentive bonuses, (iii) to allow for, or provide for, the deferral of compensation other than through a plan described in Section 401(a) of the Code; and with respect to all such plans, programs or arrangements, all contributions, if any, accrued or due from the Company or any Subsidiary thereof as of the Effective Time in respect of current or prior plan years will have been paid or accrued by such time in accordance with GAAP. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any Subsidiary or Affiliate thereof from the Company or any Subsidiary or Affiliate thereof under any Company Benefit Plan or otherwise,
(B) materially increase any benefits otherwise payable under any Company Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any material benefits.

    (f) Neither the Company nor any Subsidiary thereof is a party to any contract, plan, or arrangement under which it is obligated to make or to provide, or could become obligated to make or to provide, a payment or benefit that would be nondeductible under
Section 162(m) or 280G of the Code.

    SECTION 5.10. CONTRACTS; INDEBTEDNESS.

    (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no contract to which the Company or any of its Subsidiaries is a party, or by which it or any of its properties or assets is bound, that is material to the business, properties, assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole (collectively, "MATERIAL COMPANY CONTRACTS"). Neither the Company nor any of its Subsidiaries is in violation of or default under (nor has the Company or any Subsidiary thereof received written notice (nor has any director, executive officer or general manager of the Company or any Subsidiary received oral notice) from any third party alleging that the Company or any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under)) any Material Company Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

    (b) Neither the Company nor any of its Affiliates is a party to or is bound by any Material Company Contract which (i) provides that the terms thereof or any or all of the benefits or burdens thereunder will be affected or altered (including, without limitation, by means of acceleration) by, or are contingent upon the execution of this Agreement or the Parent Stockholder Voting Agreement or the consummation of the transactions contemplated hereby and thereby, or
(ii) will be subject to termination or cancellation as a result of the execution of this Agreement or the Parent Stockholder Voting Agreement or the consummation of the transactions contemplated hereby or thereby.

    (c) SECTION 5.10(C) of the Company Disclosure Statement sets forth (i) a list of all agreements, instruments and other obligations pursuant to which any indebtedness for borrowed money or capitalized lease obligations of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $5,000,000 is outstanding or may be incurred and (ii) the respective principal amounts outstanding thereunder as of the date of this Agreement.

    SECTION 5.11. LITIGATION. As of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger.

    SECTION 5.12. COMPLIANCE WITH APPLICABLE LAW.

    (a) The Company and its Subsidiaries are in compliance in all respects with all judgments, orders, decrees, statutes, laws, ordinances, rules and regulations applicable to the Company, any of its Subsidiaries and their respective properties or assets, except for instances of noncompliance that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any written notice regarding any matter that is not fully resolved from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any such judgments, orders, decrees, statutes, laws, ordinances, rules or regulations, and the Company has and is in compliance with all Permits required for the operation of the business of the Company and its Subsidiaries as currently conducted (the "COMPANY PERMITS"), except for those notices, instances of noncompliance or lack of Company Permits that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company.

    (b) No products shipped, sold or delivered on or prior to the date hereof by or for the Company or any of its Subsidiaries were, and no food or food ingredients included in the inventory of the Company or any of its Subsidiaries on or prior to the date hereof and which are used by the Company or any of its Subsidiaries were or are, adulterated or misbranded within the meaning of the Federal Food, Drug & Cosmetic Act and the regulations promulgated thereunder or comparable food laws and regulations of any jurisdiction of any Governmental Entity to which such products have been or are intended to be shipped, sold or delivered, except for any such adulteration or misbranding which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

    SECTION 5.13. TAXES.

    (a) The Company and its Subsidiaries have timely filed all income Tax Returns and all other material United States federal, state, county, local and foreign Tax Returns required to be filed by them. All such Tax Returns are true, correct and complete in all material respects. The Company and its Subsidiaries have paid all material Taxes due, other than Taxes appropriate reserves for which have been made in the Company's financial statements included in the Company SEC Reports filed prior to the date of this Agreement. There are no material assessments or adjustments that have been asserted in writing against the Company or its Subsidiaries for any period for which the Company has not made appropriate reserves in the Company's financial statements included in the Company SEC Reports filed prior to the date of this Agreement.

    (b) There are no material claims, audits, examinations, investigations, assessments or other proceedings pending against the Company or any of its Subsidiaries for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed material Tax claims, audits, examinations, investigations, assessments or other proceedings against the Company or any of its Subsidiaries (other than, in each case, claims, audits, examinations, investigations, assessments or other proceedings for which adequate reserves in the Company's financial statements included in the Company SEC Reports filed prior to the date of this Agreement have been established or which are being contested in good faith or are immaterial in amount).

    (c) There are no Liens for Taxes on the assets of the Company or any of its Subsidiaries, except for statutory Liens for current Taxes not yet due and payable and except for Liens which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

    (d) The Company and its Subsidiaries have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

    (e) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, nor do the executive officers of the Company have any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a 368 Reorganization.

    (f) The Company is not, nor has it ever been, a party to any Tax sharing agreement (except with respect to the group of which it is the common parent) and has not assumed any material Tax liability of any other Person.

    (g) To the knowledge of the executive officers of the Company, the representations set forth in the Company Tax Certificates attached to the Company Disclosure Statement are true and correct in all material respects.

    SECTION 5.14. ENVIRONMENTAL MATTERS.

    (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no suit, action, proceeding or inquiry pending or, to the knowledge of the Company, threatened before any court, Governmental Entity or other forum in which the Company, any of its Subsidiaries or any of its former Subsidiaries or businesses has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant (i) for alleged noncompliance with any Environmental Law with respect to any of the Company's or any of its Subsidiaries' properties or any other properties or (ii) relating to the release into the environment of, or human exposure to, any Hazardous Substances, whether or not occurring at, on, under or involving a site currently or formerly owned, leased or operated by the Company, any of its Subsidiaries or any of its former Subsidiaries or businesses, except for any such suits, actions, proceedings and inquiries which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company.

    (b) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, (i) during the period of ownership or operation by the Company, any of its Subsidiaries or any of its former Subsidiaries or businesses or any of their respective currently or formerly owned, leased or operated properties, there have been no releases of Hazardous Substances in, on, under or affecting such properties or, to the knowledge of the Company, any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company, and
(ii) prior to the period of ownership or operation by the Company, any of its Subsidiaries or any of its former Subsidiaries or businesses of any of such properties, to the knowledge of the Company, there were no releases of Hazardous Substances in, on, under or affecting any such property or any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company.

    (c) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law with respect to any of the Company's or any of its Subsidiaries' properties or any other properties or relating to any Hazardous Substances, except for any such order, decree, injunction, arrangement, indemnity or other agreement which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company.

    SECTION 5.15. INTELLECTUAL PROPERTY. The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property that is material to the conduct of the business of the Company and its Subsidiaries taken as a whole. No claims are pending or, to the knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any such Intellectual Property. To the knowledge of the Company, no Person is infringing the rights of the Company or any of its Subsidiaries with respect to any such Intellectual Property.

    SECTION 5.16. REAL PROPERTY. SECTION 5.16 of the Company Disclosure Statement sets forth a list of all real properties owned or leased by the Company and its Subsidiaries (the "COMPANY REAL PROPERTY"), the nature of the interest of the Company and its Subsidiaries and the entity which holds the interest in those properties. There is no real property (other than the Company Real Property), the use or possession of which by the Company or its Subsidiaries is necessary to carry on its business. The Company and its Subsidiaries have (i) good and marketable title in fee simple to all Company Real Property owned by it (the "COMPANY OWNED REAL PROPERTY") and (ii) valid leaseholds under valid and enforceable leases in all Company Real Property leased by it, in each case free and clear of all Liens, other than Company Permitted Liens, except in each case where the failure to have the same would not have a Material Adverse Effect on the Company. None of the Company Real Property is subject to any lease, other than leases identified in SECTION 5.16 of the Company Disclosure Statement (the

"COMPANY LEASES"), sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment thereof (or any portion thereof). None of the Company Permitted Liens materially interferes with or has interfered with the maintenance, use or operation of the Company Real Property by the Company or its Subsidiaries.

    SECTION 5.17. TITLE INSURANCE. The Company has provided or made available to Parent a true, correct and complete copy of all of the policies of title insurance insuring the interest of the Company and its Subsidiaries in the Company Owned Real Property (collectively, the "COMPANY TITLE POLICIES"). All of the Company Title Policies are in full force and effect. Neither the Company nor any of its Subsidiaries is in material default under any provisions of the Company Title Policies. There is no claim by the Company, its Subsidiaries or any other person pending under any of the Company Title Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Company Title Policies.

    SECTION 5.18. REQUIRED VOTE. The Company Stockholder Approval is the only vote of the holders of any capital stock of the Company necessary under applicable Law or otherwise to consummate the transactions contemplated hereby.

    SECTION 5.19. BROKERS, SCHEDULE OF FEES AND EXPENSE. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney Inc. (the "COMPANY FINANCIAL ADVISOR") and Chase Securities Inc. (the "SPECIAL COMMITTEE FINANCIAL ADVISOR"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates. In connection with this Agreement and the transactions contemplated hereby, the Company is not subject to any obligation or commitment to pay the legal fees or related expenses of any stockholder of the Company.

    SECTION 5.20. OPINION OF FINANCIAL ADVISORS.

    (a) The Company has received the opinion of the Company Financial Advisor, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Merger Consideration to be received in the Merger by the holders of Company Common Shares is fair to such holders from a financial point of view. A complete and correct signed copy of such opinion has been delivered to Parent, and such opinion has not been withdrawn or modified. The Company has been authorized by the Company Financial Advisor to include such opinion in the Proxy Statement.

    (b) The Special Committee of the Board of Directors of the Company has received the opinion of the Special Committee Financial Advisor, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Cash Consideration, the Stock Consideration and the Contingent Payment Consideration, each as elected by a holder of Company Common Shares and to be received in the Merger is fair to the holders of the Company Common Shares (other than Parent, Dakota Holdings and their respective Affiliates) from a financial point of view. A complete and correct signed copy of such opinion has been delivered to Parent, and such opinion has not been withdrawn or modified. The Company has been authorized by the Special Committee Financial Advisor to include such opinion in the Proxy Statement.

                                   ARTICLE VI
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Except as set forth in the Parent Disclosure Statement, which identifies exceptions by specific Section references, Parent and Merger Sub represent and warrant to the Company as follows:

    SECTION 6.1. ORGANIZATION. Each of Parent and each of its Subsidiaries is a corporation or other legal entity duly organized or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate or other power and authority to carry on its business as now being conducted, except where the failure to be so organized or formed, existing or in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Merger. Each of Parent and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Merger. Parent has delivered to the Company complete and correct copies of Parent's certificate of incorporation and by-laws, and has made available to the Company the certificates of incorporation and by-laws (or similar organizational documents) of its material Subsidiaries, each as in effect on the date hereof.

    SECTION 6.2. SUBSIDIARIES. SECTION 6.2 of the Parent Disclosure Statement lists each Subsidiary of Parent and its jurisdiction of incorporation or formation and identifies Parent's (direct or indirect) percentage ownership interest therein. All of the outstanding shares of capital stock of, or other ownership interests in, each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by Parent, by another Wholly Owned Subsidiary of Parent or by Parent and one or more Wholly Owned Subsidiaries of Parent, free and clear of all Liens, other than Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Except for the capital stock of, or other ownership interests in, its Subsidiaries noted above, Parent does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other Person.

    SECTION 6.3. CAPITALIZATION. The authorized capital stock of Parent consists of 350,000,000 Parent Common Shares and 12,500,000 shares of preferred stock, par value $.01 per share ("PARENT PREFERRED SHARES"), of which 3,000,000 shares have been designated as Series A Junior Participating Preferred Stock. At the close of business on August 16, 2000, (a) 136,351,384 Parent Common Shares and no Parent Preferred Shares were issued and outstanding, (b) 30,923,446 Parent Common Shares and no Parent Preferred Shares were held by Parent in its treasury, (c) 11,949,150 Parent Common Shares were reserved for issuance upon exercise of outstanding Parent Options granted under Parent's 2000 Stock Incentive Plan and Revised Stock Incentive Plan (the "PARENT STOCK INCENTIVE PLANS"), with an average exercise price of $15.34 per share, and (d) 7,200,088 Parent Common Shares were reserved for the grant of additional awards under the Parent Stock Incentive Plans. Since January 1, 2000, no shares of capital stock of Parent have been issued except pursuant to the exercise of options or conversion of convertible securities of Parent outstanding as of January 1, 2000 in accordance with the terms thereof. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding, and there are no phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of Parent. All outstanding shares of capital stock of Parent are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except for this Agreement and the Rights, and except as set forth above, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which Parent is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Parent or any of its Subsidiaries, (i) to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries, (ii) to vote or to dispose of any shares of the capital stock of Parent or any of its Subsidiaries,
(iii) to register any shares of capital stock under the Securities Act or any state securities law or (iv) to grant preemptive or antidilutive rights with respect to any capital stock of Parent or any of its Subsidiaries. The Parent Common Shares to be issued in connection with the Merger, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable, issued in compliance with all applicable federal and state securities Laws and will be free of any and all Liens (including preemptive rights), other than restrictions on transfer under state and/or federal securities Laws applicable to Affiliates of Parent under Rule 144 of the Exchange Act and Affiliates of the Company under Rule 145 of the Exchange Act.

    SECTION 6.4. AUTHORITY.

    (a) The Board of Directors of each of Parent and Merger Sub has duly adopted resolutions approving this Agreement, the Company Stockholder Voting Agreement and the transactions contemplated hereby and thereby, including the Merger and the issuance of Parent Common Shares in accordance with the Merger (the "SHARE ISSUANCE"). Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and the Company Stockholder Voting Agreement and, subject to the approval of the Share Issuance by the affirmative vote of a majority of the votes cast (PROVIDED, that the total votes cast represent over 50% in interest of all securities entitled to vote) (the "PARENT STOCKHOLDER APPROVAL"), to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Company Stockholder Voting Agreement and the consummation by each of Parent and Merger Sub of the Merger, the Share Issuance and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the Company Stockholder Agreement or to consummate the transactions so contemplated (other than the Parent Stockholder Approval). This Agreement and the Company Stockholder Voting Agreement have been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement and the Company Stockholder Voting Agreement constitute valid and binding obligations of the other parties hereto and thereto, constitute valid and binding obligations of Parent and Merger Sub enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

    (b) Parent has taken all appropriate actions so that, as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, a "Distribution Date" (as defined in the Parent Rights Agreement) shall not be deemed to occur, the Rights shall not separate from the Parent Common Shares (to the extent the Parent Rights Agreement otherwise provides for such separation) or become exercisable and the Company shall not become an Acquiring Person (as defined in the Parent Rights Agreement). The current holders of Rights will have no additional rights under the Parent Rights Agreement as a result of the Merger, the Share Issuance or any other transaction contemplated by this Agreement. No state takeover statute or regulation is applicable to the Merger.

    SECTION 6.5. CONSENTS AND APPROVALS, NO VIOLATIONS. Except for filings and Permits as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act (including the filing with the SEC of the Registration Statement), Blue Sky Laws, the HSR Act and the DGCL, none of the execution, delivery or performance of this Agreement and the Company Stockholder Voting Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby will
(a) conflict with or result in any breach of any

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provision of the respective certificate of incorporation or by-laws of Parent or
Merger Sub; (b) require any Authorization of any Governmental Entity;
(c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or
(d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (b), (c) or (d), for failures to obtain Authorizations, violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Merger.

    SECTION 6.6. SEC REPORTS AND FINANCIAL STATEMENTS. Parent has timely filed all registration statements, prospectuses forms, reports and documents required to be filed by it with the SEC under the Securities Act or the Exchange Act since May 20, 1999 (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (i) as of their respective dates, were prepared in accordance with, and complied as to form in all material respects with, the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations thereunder and (ii) did not, at the time they were filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, no Subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act. Each of the consolidated balance sheets (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the other related statements (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the results of operations, cash flows and changes in shareholders' equity of Parent and its Subsidiaries as of its date and for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments.

    SECTION 6.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Parent SEC Reports, since January 1, 2000, Parent and its Subsidiaries have conducted their businesses in, and have not entered into or engaged in any material transaction other than in, the ordinary course consistent with past practice, and, since such date, there has not been (a) any Material Adverse Effect on Parent or any event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent,
(b) any action taken by Parent or any of its Subsidiaries from January 1, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of
SECTION 7.2(J), (L) or (M) or (C) any action taken by Parent or any of its Subsidiaries from June 30, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of SECTION 7.2(A), (B), (C), (D), (E), (F), (G),
(H), (I) or (K).

    SECTION 6.8. NO UNDISCLOSED LIABILITIES. Except as and to the extent disclosed or reserved against on the consolidated balance sheet of Parent, or in the notes thereto, included in the Parent SEC Reports filed prior to the date of this Agreement or as incurred after the date thereof in the ordinary course of business consistent with past practice and not prohibited by this Agreement, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its Subsidiaries (or disclosed in the notes thereto).

    SECTION 6.9. EMPLOYEE BENEFIT PLANS, LABOR MATTERS.

    (a) SECTION 6.9(A) of the Parent Disclosure Statement sets forth a true and complete list as of the date hereof of each material employee benefit plan (as defined in ERISA) and contract for employment or benefits, including, but not limited to, severance or change of control agreements, maintained, or contributed to, by Parent or any of its Subsidiaries, or to which Parent or any of its Subsidiaries or any entity described in Section 4.14(b), (c) or (m) of the Code is required to contribute (the "PARENT BENEFIT PLANS"). With respect to each Parent Benefit Plan, Parent has heretofore delivered or made available to the Company a true, correct and complete copy of (i) each material writing constituting a part of such Parent Benefit Plan, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any;
(v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any. Except as provided in the foregoing documents delivered to the Company, there are no amendments to any Parent Benefit Plan that have been adopted or approved nor has Parent or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new plan.

    (b) With respect to each Parent Benefit Plan which is subject to Title IV of ERISA, or Section 302 of ERISA or Section 412 or 4971 of the Code, (i) the present value of accrued benefits under such Parent Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Parent Benefit Plan's actuary with respect to such Parent Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Parent Benefit Plan allocable to such accrued benefits, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Benefit Plan for which the 30-day notice requirement has not been waived, (iii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (iv) all premiums to the PBGC have been timely paid in full, (v) no liability (other than for premiums to PBGC) under Title IV of ERISA has been or is expected to be incurred by Parent or any of its Subsidiaries with respect to a Parent Benefit Plan to which contributions have been made, or an obligation to make contributions has been present, during the last six years, (vi) the PBGC has not instituted proceedings to terminate any such Parent Benefit Plan and, to Parent's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Parent Benefit Plan and (vii) there does not exist any liability of Parent as a result of a failure to comply with the continuation coverage requirements of
Section 601 et seq. of ERISA and Section 4980B of the Code, except where the failure of any of the foregoing to be true would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. No Parent Benefit Plan is a Multiemployer Plan or a Multiple Employer Plan. Neither Parent nor any of its Subsidiaries has at any time during the last six years, (A) contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan or (B) incurred any withdrawal liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, that has not been satisfied in full.

    (c) Each of the Parent Benefit Plans has been operated and administered in accordance with applicable Laws and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, except where a violation of any such Law, rule or regulation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Each of the Parent Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS or, with respect to plans qualified in a foreign jurisdiction, from the applicable Governmental

Entity, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, except where such action or failure to act can be cured without having, individually or in the aggregate, a Material Adverse Effect on Parent. No Parent Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Parent or any Subsidiary thereof beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of Parent or any Subsidiary thereof or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All contributions or other amounts accrued or due from Parent or any Subsidiary thereof as of the Effective Time with respect to each Parent Benefit Plan in respect of current or prior plan years will have been paid or accrued by such time in accordance with GAAP.

    (d) Neither Parent nor any Subsidiary thereof is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any Subsidiary thereof, and no collective bargaining agreement or other labor union contract is being negotiated by Parent or any Subsidiary thereof. There is no labor dispute, strike, slowdown or work stoppage against Parent or any Subsidiary thereof pending or, to the knowledge of Parent, threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. To the knowledge of Parent, none of Parent, any Subsidiary thereof or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of Parent or any Subsidiary thereof, and there is no charge or complaint against Parent or any Subsidiary thereof by the National Labor Relations Board or any comparable state or foreign agency pending or, to the knowledge of Parent, threatened, except where such unfair labor practice, charge or complaint would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

    (e) Parent has identified in SECTION 6.9(E) of the Parent Disclosure Statement and has made available to the Company true and complete copies of all plans, programs or arrangements (i) to provide compensation by grant of, or to allow the purchase of, Parent stock or stock of a predecessor employer, (ii) to provide incentive bonuses, (iii) to allow for, or provide for, the deferral of compensation other than through a plan described in Section 401(a) of the Code; and with respect to all such plans, programs or arrangements, all contributions, if any, accrued or due from Parent or any Subsidiary thereof as of the Effective Time in respect of current or prior plan years will have been paid or accrued by such time in accordance with GAAP. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Parent or any Subsidiary or Affiliate thereof from Parent or any Subsidiary or Affiliate thereof under any Parent Benefit Plan or otherwise, (B) materially increase any benefits otherwise payable under any Parent Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any material benefits.

    (f) Neither Parent nor any Subsidiary thereof is a party to any contract, plan, or arrangement under which it is obligated to make or to provide, or could become obligated to make or to provide, a payment or benefit that would be nondeductible under Section 162(m) or 280G of the Code.

    SECTION 6.10. CONTRACTS; INDEBTEDNESS.

    (a) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, there is no contract to which Parent or any of its Subsidiaries is a party, or by which it or any of its properties or assets is bound, that is material to the business, properties, assets, condition (financial or otherwise) or operations of Parent and its Subsidiaries, taken as a whole (collectively, "MATERIAL PARENT

CONTRACTS"). Neither Parent nor any of its Subsidiaries is in violation of or default under (nor has Parent or any Subsidiary thereof received written notice (nor has any director, executive officer or general manager of Parent or any Subsidiary received oral notice) from any third party alleging that Parent or any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under)) any Material Parent Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

    (b) Neither Parent nor any of its Affiliates is a party to or is bound by any Material Parent Contract which (i) provides that the terms thereof or any or all of the benefits or burdens thereunder will be affected or altered (including, without limitation, by means of acceleration) by, or are contingent upon the execution of this Agreement or the Parent Stockholder Voting Agreement or the consummation of the transactions contemplated hereby and thereby, or
(ii) will be subject to termination or cancellation as a result of the execution of this Agreement or the Parent Stockholder Voting Agreement or the consummation of the transactions contemplated hereby or thereby.

    (c) SECTION 6.10(C) of the Parent Disclosure Statement sets forth (i) a list of all agreements, instruments and other obligations pursuant to which any indebtedness for borrowed money or capitalized lease obligations of Parent or any of its Subsidiaries in an aggregate principal amount in excess of $10,000,000 is outstanding or may be incurred and (ii) the respective principal amounts outstanding thereunder as of the date of this Agreement.

    SECTION 6.11. LITIGATION. As of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Merger, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or affecting Parent or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Merger.

    SECTION 6.12. COMPLIANCE WITH APPLICABLE LAW.

    (a) Parent and its Subsidiaries are in compliance in all respects with all judgments, orders, decrees, statutes, laws, ordinances, rules and regulations applicable to Parent, any of its Subsidiaries and their respective properties or assets, except for instances of noncompliance that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has received any written notice regarding any matter that is not fully resolved from a Governmental Entity that alleges that Parent or any of its Subsidiaries is not in compliance with any such judgments, orders, decrees, statutes, laws, ordinances, rules or regulations, and Parent has and is in compliance with all Permits required for the operation of the business of Parent and its Subsidiaries as currently conducted (the "PARENT PERMITS"), except for those notices, instances of noncompliance or lack of Parent Permits that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent.

    (b) No products shipped, sold or delivered on or prior to the date hereof by or for Parent or any of its Subsidiaries were, and no food or food ingredients included in the inventory of Parent or any of its Subsidiaries on or prior to the date hereof and which are used by Parent or any of its Subsidiaries were or are, adulterated or misbranded within the meaning of the Federal Food, Drug & Cosmetic Act and the regulations promulgated thereunder or comparable food laws and regulations of any jurisdiction of any Governmental Entity to which such products have been or are intended to be shipped, sold or delivered, except for any such adulteration or misbranding which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

    SECTION 6.13. TAXES.

    (a) Parent and its Subsidiaries have timely filed all income Tax Returns and all other material United States federal, state, county, local and foreign Tax Returns required to be filed by them. All such Tax Returns are true, correct and complete in all material respects. Parent and its Subsidiaries have paid all material Taxes due, other than Taxes appropriate reserves for which have been made in Parent's financial statements included in the Parent SEC Reports filed prior to the date of this Agreement. There are no material assessments or adjustments that have been asserted in writing against Parent or its Subsidiaries for any period for which Parent has not made appropriate reserves in Parent's financial statements included in the Parent SEC Reports filed prior to the date of this Agreement.

    (b) There are no material claims, audits, examinations, investigations, assessments or other proceedings pending against Parent or any of its Subsidiaries for any alleged deficiency in any Tax, and Parent has not been notified in writing of any proposed material Tax claims, audits, examinations, investigations, assessments or other proceedings against Parent or any of its Subsidiaries (other than, in each case, claims, audits, examinations, investigations, assessments or other proceedings for which adequate reserves in the Parent's financial statements included in the Parent SEC Reports filed prior to the date of this Agreement have been established or which are being contested in good faith or are immaterial in amount).

    (c) There are no Liens for Taxes on the assets of Parent or any of its Subsidiaries, except for statutory Liens for current Taxes not yet due and payable and except for Liens which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

    (d) Parent and its Subsidiaries have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

    (e) Neither Parent nor any of its Subsidiaries has taken or agreed to take any action, nor do the executive officers of Parent have any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a 368 Reorganization.

    (f) Parent is not, nor has it ever been, a party to any Tax sharing agreement (except with respect to the group of which it is the common parent) and has not assumed any material Tax liability of any other Person.

    (g) To the knowledge of the executive officers of Parent, the representations set forth in the Parent Tax Certificates attached to the Parent Disclosure Statement are true and correct in all material respects.

    SECTION 6.14. ENVIRONMENTAL MATTERS.

    (a) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, there is no suit, action, proceeding or inquiry pending or, to the knowledge of Parent, threatened before any court, Governmental Entity or other forum in which Parent, any of its Subsidiaries or any of its former Subsidiaries or businesses has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant (i) for alleged noncompliance with any Environmental Law with respect to any of Parent's or any of its Subsidiaries' properties or any other properties or (ii) relating to the release into the environment of, or human exposure to, any Hazardous Substances, whether or not occurring at, on, under or involving a site currently or formerly owned, leased or operated by Parent, any of its Subsidiaries or any of its former Subsidiaries or businesses, except for any such suits, actions, proceedings and inquiries which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent.

    (b) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, (i) during the period of ownership or operation by Parent, any of its Subsidiaries or any of its former

Subsidiaries or businesses or any of their respective currently or formerly owned, leased or operated properties, there have been no releases of Hazardous Substances in, on, under or affecting such properties or, to the knowledge of Parent, any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent, and (ii) prior to the period of ownership or operation by Parent, any of its Subsidiaries or any of its former Subsidiaries or businesses of any of such properties, to the knowledge of Parent, there were no releases of Hazardous Substances in, on, under or affecting any such property or any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent.

    (c) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, neither Parent nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law with respect to any of Parent's or any of its Subsidiaries' properties or any other properties or relating to any Hazardous Substances, except for any such order, decree, injunction, arrangement, indemnity or other agreement which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Parent.

    SECTION 6.15. INTELLECTUAL PROPERTY. Parent and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property that is material to the conduct of the business of Parent and its Subsidiaries taken as a whole. No claims are pending or, to the knowledge of Parent, threatened that Parent or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any such Intellectual Property. To the knowledge of Parent, no Person is infringing the rights of Parent or any of its Subsidiaries with respect to any such Intellectual Property.

    SECTION 6.16. REAL PROPERTY. SECTION 6.16 of the Parent Disclosure Statement sets forth a list of all real properties owned or leased by Parent and its Subsidiaries (the "PARENT REAL PROPERTY"), the nature of the interest of Parent and its Subsidiaries and the entity which holds the interest in those properties. There is no real property (other than the Parent Real Property), the use or possession of which by Parent or its Subsidiaries is necessary to carry on its business. Parent and its Subsidiaries have (i) good and marketable title in fee simple to all Parent Real Property owned by it (the "PARENT OWNED REAL PROPERTY") and (ii) valid leaseholds under valid and enforceable leases in all Parent Real Property leased by it, in each case free and clear of all Liens, other than Parent Permitted Liens, except in each case where the failure to have the same would not have a Material Adverse Effect on Parent. None of the Parent Real Property is subject to any lease, other than leases identified in
SECTION 6.16 of the Parent Disclosure Statement (the "PARENT LEASES"), sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment thereof (or any portion thereof). None of the Parent Permitted Liens materially interferes with or has interfered with the maintenance, use or operation of the Parent Real Property by Parent or its Subsidiaries.

    SECTION 6.17. TITLE INSURANCE. Parent has provided or made available to the Company a true, correct and complete copy of all of the policies of title insurance insuring the interest of Parent and its Subsidiaries in the Parent Owned Real Property (collectively, the "PARENT TITLE POLICIES"). All of the Parent Title Policies are in full force and effect. Neither Parent nor any of its Subsidiaries is in material default under any provisions of the Parent Title Policies. There is no claim by Parent, its Subsidiaries or any other person pending under any of the Parent Title Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Parent Title Policies.

    SECTION 6.18. REQUIRED VOTE. The Parent Stockholder Approval is the only vote of holders of capital stock of Parent that is necessary under applicable Law or otherwise to consummate the transactions contemplated hereby.

    SECTION 6.19. BROKERS, SCHEDULE OF FEES AND EXPENSE. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston Corporation (the "PARENT FINANCIAL

ADVISOR"), the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Affiliates.

    SECTION 6.20. OPINION OF FINANCIAL ADVISOR. Parent has received the opinion of the Parent Financial Advisor to the effect that, as of the date of such opinion, the Merger Consideration is fair to Parent from a financial point of view. A complete and correct signed copy of such opinion has been delivered to Parent, and such opinion has not been withdrawn or modified. Parent has been authorized by the Parent Financial Advisor to include such opinion in the Proxy Statement.

    SECTION 6.21. MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Merger Sub has no liabilities or obligations of any nature, contingent or otherwise, other than those related to the transactions contemplated hereby.

                                  ARTICLE VII
                                   COVENANTS

    SECTION 7.1. COMPANY INTERIM OPERATIONS. During the period from the date of this Agreement through the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as set forth in Section 7.1 of the Company Disclosure Statement, or as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld):

    (a) ORDINARY COURSE. The Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their officers and key employees and preserve their relationships with customers, suppliers and others having business dealings with the Company and its Subsidiaries with the objective that the goodwill and ongoing business of the Company and its Subsidiaries shall be unimpaired at the Effective Time. Neither the Company nor any of its Subsidiaries shall (i) engage in the conduct of any business other than its existing businesses or (ii) adopt or implement any change in its current policies, procedures or practices with respect to accounts payable and accounts receivable.

    (b) DIVIDENDS; CHANGES IN STOCK. The Company shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except dividends by a direct or indirect Wholly Owned Subsidiary of the Company to its parent entity,
(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

    (c) ISSUANCE OF SECURITIES. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest (including stock appreciation rights or phantom stock), other than the issuance of Company Common Shares upon the exercise of Company Options outstanding on the date of this Agreement and in accordance with the existing terms of such Company Options.

    (d) GOVERNING DOCUMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, amend or propose to amend its certificate of incorporation or its by-laws (or similar organizational documents).

    (e) LIQUIDATION OR MERGER, CHANGE OF CONTROL. The Company shall not, and shall not permit any of its Subsidiaries to, (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (ii) enter into any agreement or exercise any discretion providing for acceleration of payment, performance, vesting or exercisability as a result of a change of control of the Company or its Subsidiaries.

    (f) NO ACQUISITIONS. The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any Person or
(ii) any assets other than acquisitions in the ordinary course of business consistent with past practice, which are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, and acquisitions which are for consideration that is not individually in excess of $2.5 million and not in the aggregate in excess of $5 million.

    (g) NO DISPOSITIONS. The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, other than (i) dispositions in the ordinary course of business consistent with past practice, which are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, and
(ii) dispositions which are for consideration that is not individually in excess of $1 million and not in the aggregate in excess of $3 million.

    (h) INDEBTEDNESS. The Company shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings incurred in the ordinary course of business consistent with past practice and other indebtedness not in excess of $5 million in the aggregate, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) to the Company or any Wholly Owned Subsidiary of the Company or (B) any advances to employees in accordance with past practice.

    (i) ADVICE OF CHANGES, FILINGS. The Company shall confer with and report to Parent, on a schedule to be mutually agreed upon, on operational matters (including, without limitation, acquisitions and dispositions permitted by SECTIONS 7.1(F) and (G)) and shall promptly advise Parent orally and in writing of any Material Adverse Effect on the Company. The Company shall promptly provide to Parent (and its counsel) copies of all filings made by the Company with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    (j) TAX MATTERS. The Company shall not make any Tax election that would have a material effect on the Tax liability of the Company or any of its Subsidiaries or settle or compromise any material income tax liability of the Company or any of its Subsidiaries. The Company shall, before filing or causing to be filed any material Tax Return of the Company or any of its Subsidiaries, consult with Parent and its advisors as to the positions and elections that may be taken or made with respect to such return, and shall take such positions or make such elections as the Company and Parent shall jointly agree or, failing such agreement, shall take positions or make elections consistent with its past practices.

    (k) CAPITAL EXPENDITURES. Neither the Company nor any of its Subsidiaries shall enter into any contracts, arrangements or understandings requiring the purchase of equipment, materials, supplies or services in excess of $3 million for any individual contract, arrangement or understanding, or $8 million for all contracts, arrangements or understandings in the aggregate.

    (l) DISCHARGE OF LIABILITIES. The Company shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred since the date of such financial statements in the ordinary course of business consistent with past practice.

    (m) MATERIAL CONTRACTS. Neither the Company nor any of its Subsidiaries shall (i) enter into, modify in any material respect, amend in any material respect or terminate (A) any agreement set forth in SECTION 5.10(A), (B) or
(C) of the Company Disclosure Statement or (B) any agreement having a term longer than one year and having an aggregate value over its term greater than $1 million or (ii) waive, release or assign any material rights or claims.

    (n) AFFILIATES. Neither the Company nor any of its Subsidiaries shall enter into or amend or waive any right under any agreement with any Affiliate of the Company (other than its Subsidiaries).

    (o) LITIGATION. Neither the Company nor any of its Subsidiaries shall settle or compromise any material litigation, or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice.

    (p) EMPLOYEE MATTERS. Neither the Company nor any of its Subsidiaries shall
(i) grant any increases in the compensation of any of its directors, officers or employees, except for increases required under employment agreements existing on the date hereof and increases for officers and employees in the ordinary course of business consistent with past practice; PROVIDED, HOWEVER, that with respect to executive officers of the Company, no increases may be granted without the approval of the Board of Directors of the Company or the Compensation Committee of the Board of Directors of the Company (ii) pay or agree to pay any pension retirement allowance or other employee benefit not required or contemplated by any of the existing Company Benefit Plans as in effect on the date hereof to any such director, officer or employee, whether past or present, or to any other Person, (iii) pay or award or agree to pay or award any stock option or equity incentive awards, (iv) enter into any new, or amend any existing, employment, severance or termination agreement with any such director, officer or employee or (v) except as required to comply with applicable Law, become obligated under any new Company Benefit Plan which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing any benefits thereunder. The Company shall, as promptly as practicable, provide Parent with copies of any amendments to any Company Benefit Plan (which shall be in accordance with the foregoing) made after the date hereof and prior to the Effective Time.

    (q) ACCOUNTING. The Company shall not adopt any change, other than in the ordinary course of business consistent with past practice or as required by the SEC or by Law, in its accounting policies, procedures or practices.

    (r) OTHER ACTIONS. The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions set forth in SECTION 9.1 or SECTION 9.3 not being satisfied. Neither the Company nor any of its Subsidiaries shall authorize, recommend or propose (other than to Parent), or announce an intention to, or enter into any contract, agreement, commitment or arrangement to, do any of the foregoing in this
SECTION 7.1.

    SECTION 7.2. PARENT INTERIM OPERATIONS. During the period from the date of this Agreement through the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as set forth in SECTION 7.2 of the Parent Disclosure Statement, or as expressly contemplated or permitted by this Agreement, or to the extent that the Company shall otherwise consent in writing, which consent shall not be reasonably withheld):

    (a) ORDINARY COURSE. Parent shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their officers and key employees and preserve their relationships with customers, suppliers and others having business dealings with Parent and its Subsidiaries with the objective that the goodwill and ongoing business of Parent and its Subsidiaries shall be unimpaired at the Effective Time. Neither Parent nor any of its Subsidiaries shall (i) engage in the conduct of any business other than its existing businesses or (ii) adopt or implement any change in its current policies, procedures or practices with respect to accounts payable and accounts receivable.

    (b) DIVIDENDS, CHANGES IN STOCK. Parent shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) regular periodic cash dividends on outstanding Parent Common Shares, consistent with past practice, and (B) dividends by a direct or indirect Wholly Owned Subsidiary of Parent to its parent entity, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of Parent or its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

    (c) ISSUANCE OF SECURITIES. Parent shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest (including stock appreciation rights or phantom stock), other than
(i) the issuance of Parent Common Shares upon the exercise of Parent Options outstanding on the date of this Agreement and in accordance with the existing terms of such Parent Options, (ii) the issuance of Parent Options to employees of Parent or any of its Subsidiaries in the ordinary course consistent with past practice and (iii) the issuance of Parent Common Shares in connection with acquisitions permitted by this Agreement.

    (d) GOVERNING DOCUMENTS. Parent shall not, and shall not permit any of its Subsidiaries to, amend or propose to amend its certificate of incorporation or its by-laws (or similar organizational documents), except for the Parent by-law amendments contemplated hereby.

    (e) LIQUIDATION OR MERGER, CHANGE OF CONTROL. Parent shall not, and shall not permit Pepsi-Cola General Bottlers, Inc. to, (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (ii) enter into any agreement or exercise any discretion providing for acceleration of payment, performance, vesting or exercisability as a result of a change of control of Parent.

    (f) NO ACQUISITIONS. Parent shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any Person or
(ii) any assets other than acquisitions in the ordinary course of business consistent with past practice, which are not material, individually or in the aggregate, to Parent and its Subsidiaries taken as a whole, and acquisitions which are for consideration that is not individually in excess of $40 million and not in the aggregate in excess of $75 million.

    (g) NO DISPOSITIONS. Parent shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, other than (i) dispositions in the ordinary course of business consistent with past practice, which are not material, individually or in the aggregate, to Parent and its Subsidiaries taken as a whole, and
(ii) dispositions which are for consideration that is not individually in excess of $10 million and not in the aggregate in excess of $50 million.

    (h) INDEBTEDNESS. Parent shall not, and shall not permit any of its Subsidiaries to, make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) to Parent or any Wholly Owned Subsidiary of Parent or (ii) any advances to employees in accordance with past practice.

    (i) ADVICE OF CHANGES, FILINGS. Parent shall confer with and report to the Company, on a schedule to be mutually agreed upon, on operational matters (including, without limitation, acquisitions and dispositions permitted by SECTIONS 7.2(F) and (G)) and shall promptly advise the Company orally and in writing of any Material Adverse Effect on Parent. Parent shall promptly provide to the Company (and its counsel) copies of all filings made by Parent with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    (j) MATERIAL CONTRACTS. Neither the Parent nor any of its Subsidiaries shall
(i) enter into, modify in any material respect, amend in any material respect or terminate (A) any agreement set forth in SECTION 6.10(A), (B) or (C) of the Parent Disclosure Statement or (B) any agreement having a term longer than one year and having a value greater than $2.5 million per year, in each case other than agreements with suppliers consistent with past practice, or (ii) waive, release or assign any material rights or claims.

    (k) AFFILIATES. Neither the Parent nor any of its Subsidiaries shall enter into or amend or waive any right under any agreement with any Affiliate of Parent (other than its Subsidiaries).

    (l) EMPLOYEE MATTERS. Neither Parent nor any of its Subsidiaries shall
(i) grant any increases in the compensation of any of its directors, officers or employees, except for increases required under employment agreements existing on the date hereof and increases for officers and employees in the ordinary course of business consistent with past practice, (ii) pay or agree to pay any pension retirement allowance or other employee benefit not required or contemplated by any of the existing Parent Benefit Plans as in effect on the date hereof to any such director, officer or employee, whether past or present, or to any other Person, (iii) pay or award or agree to pay or award any stock option or equity incentive awards, other than in the ordinary course consistent with past practice, (iv) enter into any new, or amend any existing, employment, severance or termination agreement with any such director, officer or employee, other than in the ordinary course consistent with past practice, or (v) except as required to comply with applicable Law, become obligated under any new Parent Benefit Plan which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing any benefits thereunder; PROVIDED, HOWEVER, that with respect to executive officers of Parent, no action otherwise permitted by clauses (i) through (iv) of this SECTION 7.2(L) may be taken without the approval of the Board of Directors of Parent or the Management and Compensation Committee of the Board of Directors of Parent. Parent shall, as promptly as practicable, provide the Company with copies of any amendments to any Parent Benefit Plan (which shall be in accordance with the foregoing) made after the date hereof and prior to the Effective Time.

    (m) OTHER ACTIONS. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of Parent set forth in this Agreement becoming untrue or (ii) any of the conditions set forth in SECTION 9.1 or SECTION 9.2 not being satisfied. Neither Parent nor any of its Subsidiaries shall authorize, recommend or propose (other than to the Company), or announce an intention to, or enter into any contract, agreement, commitment or arrangement to, do any of the foregoing in this SECTION 7.2.

    SECTION 7.3. NO SOLICITATION.

    (a) Each of the Company and Parent immediately shall cease and cause to be terminated all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal. From the date hereof until the Effective Time or earlier termination of this Agreement, neither Parent nor the Company shall, nor shall either permit any of its Subsidiaries to, nor shall either authorize or permit any of its or any of its Subsidiaries' officers, directors, employees, authorized representatives and authorized agents to, (i) solicit, initiate or encourage the submission of any Takeover Proposal, (ii) enter into any agreement with respect to a Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or that could reasonably be expected to lead to, any Takeover Proposal; PROVIDED, HOWEVER, that if, at any time prior to the Effective Time, the Board of Directors of the Company or Parent, as the case may be, determines in good faith, after consultation with outside counsel, that its fiduciary obligations to its respective stockholders under applicable Laws so require, the Company or Parent, as the case may be, in response to a Takeover Proposal which was not solicited subsequent to the date hereof, (A) may furnish to any Person information with respect to the Company or Parent, as the case may be, pursuant to a customary confidentiality agreement, (B) may participate in negotiations regarding such Takeover Proposal and (C) subject to full compliance with this SECTION 7.3 and SECTION 8.2, may recommend a Superior Proposal to its stockholders.

    (b) Each of the Company and Parent shall immediately advise the other party orally and in writing of any Takeover Proposal and any request for information with respect to any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the Person making such request or Takeover Proposal. Each of the Company and Parent will keep the other party fully and promptly informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

    (c) Except as set forth in this SECTION 7.3, neither the Board of Directors of the Company or Parent, as the case may be, nor any committee thereof shall
(i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the Share Issuance,
(ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause the Company or Parent, as the case may be, to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal. Notwithstanding the foregoing, but subject to compliance with SECTION 8.2, in the event that the Board of Directors of the Company or Parent, as the case may be, has fully complied with this SECTION 7.3 and determines that a Superior Proposal exists, the Board of Directors of the Company or Parent, as the case may be, to the extent required by the fiduciary obligations thereof, as determined in the good faith judgment of such Board of Directors based on the advice of outside counsel, may withdraw or modify its approval or recommendation of the Merger, this Agreement or the Share Issuance; PROVIDED, HOWEVER, that nothing contained herein (including any such withdrawal or modification of such approval or recommendation) shall release or otherwise affect (A) the Company's obligation under SECTION 8.2(A) to call and hold the Company Stockholders' Meeting and submit the Merger and this Agreement to the stockholders of the Company for their approval or (B) Parent's obligation under SECTION 8.2(B) to call and hold the Parent Stockholders' Meeting and submit the Share Issuance to the stockholders of Parent for their approval.

    (d) Nothing contained in this SECTION 7.3 shall prohibit the Company or Parent from taking and disclosing to its respective stockholders a position contemplated by Rules 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to its respective stockholders if, in the good faith judgment of its Board of Directors, after consultation with outside counsel, such disclosure is required by its fiduciary duties to its respective stockholders under applicable Law or is otherwise required under applicable Law.

    SECTION 7.4. THIRD PARTY STANDSTILL AGREEMENTS. During the period from the date hereof until the Effective Time or earlier termination of this Agreement, neither the Company nor Parent shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company, Parent or any of their respective Subsidiaries is a party. During such period, each of the Company and Parent agrees to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

    SECTION 7.5. CERTAIN LITIGATION. Each of the Company and Parent agrees that it shall not settle any litigation commenced after the date hereof against the Company or Parent, as the case may be, or any of its directors by any stockholder of the Company or Parent relating to the Merger, this Agreement, the Company Stockholder Voting Agreement or the Parent Stockholder Agreement, without the prior written consent of the other party hereto. Neither the Company nor Parent shall voluntarily cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Merger, and each of the Company and Parent shall cooperate with the other parties hereto to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

    SECTION 7.6. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

    (a) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless each present and former director and officer of the Company and each Subsidiary of the Company, and each such Person who served at the request of the Company or any Subsidiary of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "INDEMNIFIED PARTIES"), against all Losses and Expenses in connection with any claim, action, suit, proceeding or investigation (each a "CLAIM"), whether civil, administrative or investigative, to the extent that any such Claim is based on or arises out of: (i) the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise; or (ii) this Agreement or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under applicable Law, the Company Charter or the certificate of incorporation of the Subsidiary, as the case may be, or the by-laws of the Company or the Subsidiary, as the case may be, as in effect of the date hereof (and Parent shall, or shall cause the Surviving Corporation to, advance expenses as incurred to the fullest extent permitted under applicable Law); PROVIDED, HOWEVER, that neither Parent nor the Surviving Corporation shall be required to indemnify any Indemnified Party in connection with any proceeding (or portion thereof) involving any Claim initiated by such Indemnified Party unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of Parent or unless such proceeding is brought by any Indemnified Party to enforce rights under this SECTION 7.6.

    (b) Parent and the Company agree that all rights to indemnification, and all limitations of liability with respect thereto, existing in favor of any Indemnified Party, as provided in the Company Charter or the certificate of incorporation of the Subsidiary, as the case may be, or by-laws of the Company or the Subsidiary, as the case may be, in effect at the date hereof, shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years after the Effective Time to the extent such rights and limitations of liability are consistent with applicable Law; PROVIDED, HOWEVER, that in the event any Claim is asserted or made within such six-year period, all such rights and limitations of liability in respect of any such Claim shall continue until disposition thereof; PROVIDED, FURTHER, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable Law, the Company Charter or the certificate of incorporation of the Subsidiary, as the case may be, or the by-laws of the Company or the Subsidiary, as the case may be, shall be made by independent legal counsel selected by such Indemnified Party and reasonably acceptable to Parent; and provided, further, that nothing in this SECTION 7.6 shall impair any rights or obligations of any present or former director or officer of the Company.

    (c) Parent or the Surviving Corporation shall maintain the Company's existing directors' and officers' liability insurance policies (true and complete copies of which have been made available to Parent) for a period of not less than six years after the Effective Time; PROVIDED, HOWEVER, that Parent or the Surviving Corporation may substitute therefor policies of similar coverage and amounts containing terms no less advantageous to such former directors and officers; PROVIDED, FURTHER, that if the existing insurance policies expire or are canceled during such period, Parent or the Surviving Corporation shall use all reasonable efforts to obtain similar insurance; and PROVIDED, FURTHER, that neither Parent nor the Surviving Corporation shall be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount (it being understood that Parent or the Surviving Corporation may satisfy its obligations under this SECTION 7.6 by purchasing a "tail" policy that provides the required coverage).

    (d) The provisions of this SECTION 7.6 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and personal representatives.

    SECTION 7.7. LISTING OF PARENT COMMON SHARES. Parent shall use its reasonable best efforts to cause the Parent Common Shares to be issued in the Merger or otherwise pursuant to this Agreement, including Parent Common Shares issuable upon (a) the exercise of Company Options and Company Warrants which will be converted into Parent Options and Parent Warrants, respectively, pursuant to SECTION 3.3, (b) the payment of the Contingent Payments and (c) the purchase of the Subscription Shares, to be listed for trading on the NYSE and on the Chicago and Pacific Stock Exchanges, subject to official notice of issuance.

    SECTION 7.8. EMPLOYEE BENEFITS.

    (a) OBLIGATIONS OF PARENT; COMPARABILITY OF BENEFITS. For a period of one year immediately following the Effective Time, the coverage and benefits provided to employees and former employees of the Company and its Subsidiaries ("COMPANY EMPLOYEES") pursuant to employee benefit plans or arrangements maintained by Parent, the Company, or any Subsidiary of Parent shall be no less favorable, in the aggregate, than those provided to such employees immediately prior to the Effective Time. Notwithstanding the foregoing, nothing herein shall require (i) the continuation of any particular Parent, Subsidiary or Company benefit plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits as provided in the preceding sentence) or (ii) Parent or the Surviving Corporation to continue or maintain any stock option, stock purchase or other incentive plan related to the equity of the Company or the Surviving Corporation.

    (b) PRE-EXISTING LIMITATIONS; DEDUCTIBLE; SERVICE CREDIT. With respect to any incentive, benefits and perquisite plans and programs ("BENEFIT PLANS") in which the Company Employees participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, (i) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under which any welfare Benefit Plan in which such Company Employees may be eligible to participate after the Effective Time (PROVIDED, HOWEVER, that no such waiver shall apply to a pre-existing condition, exclusion or waiting period applicable to any Company Employee to the extent that he or she was, as of the Effective Time, excluded from participation or coverage in a Company Benefit Plan by nature of such pre-existing condition, exclusion or waiting period), (ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare Parent Benefit Plan in which such employees may be eligible to participate after the Effective Time, and (iii) recognize all service of the Company Employees with the Company, for all purposes other than benefit accrual, in any Parent Benefit Plan in which such Company Employees may be eligible to participate after the Effective Time. Prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of the Company who may become a covered person of Parent for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("SECTION 16") of Parent Common Shares or options to acquire Parent Common Shares pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

    (c) As of the Effective Time, Parent shall assume and honor and shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance and other such agreements listed in SECTION 5.9(E) of the Company Disclosure Statement (the "EXECUTIVE AGREEMENTS"), except as otherwise expressly agreed between Parent and such Person.

    SECTION 7.9. PAYMENT OF DIVIDENDS. Parent shall not declare dividends on Parent Common Shares having a record date after any Contingent Share Earned Date but prior to the corresponding date on which certificates representing the Contingent Payments shall have been delivered to the Exchange Agent pursuant to
SECTION 4.3(A).

                                  ARTICLE VIII
                            ADDITIONAL ARRANGEMENTS

    SECTION 8.1. REGISTRATION STATEMENT, PROXY STATEMENT.

    (a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare and file with the SEC a joint proxy statement relating to the Company Stockholders' Meeting and the Parent Stockholders' Meeting (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT"), and, if required under the Exchange Act, a Transaction Statement on
Schedule 13E-3 (together with any amendments thereof, the "SCHEDULE 13E-3"), and Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Parent Common Shares to be issued to the stockholders of the Company pursuant to the Merger, including Parent Common Shares issuable upon (i) the exercise of Company Options which will be converted into Parent Options pursuant to SECTION 3.3(A), (ii) the payment of the Contingent Payments and (iii) the purchase of the Subscription Shares. Each of Parent and the Company will use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of Parent Common Shares in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement, the Proxy Statement and, if required, the Schedule 13E-3. As promptly as practicable after the Registration Statement shall have become effective, each of the Company and

Parent shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger and the recommendation of the Board of Directors of Parent in favor of the Share Issuance.

    No amendment or supplement to the Proxy Statement, the Registration Statement or, if required, the Schedule 13E-3 will be made by Parent or the Company without the approval of the other party (which approval shall not be unreasonably withheld or delayed). Parent and the Company each will advise the other, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement, the Registration Statement or, if required, the Schedule 13E-3, or comments thereon and responses thereto, or requests by the SEC for additional information. Each of Parent and the Company will use all reasonable efforts to prepare and file any such amendments and/or respond to any such requests as promptly as possible. Parent shall advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or of the suspension of the qualification of the Parent Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction.

    (b) The information supplied by Parent for inclusion in the Registration Statement, the Proxy Statement and, if required, the Schedule 13E-3 shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Parent, (iv) the time of the Company Stockholders' Meeting, (v) the time of the Parent Stockholders' Meeting and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any of its Subsidiaries, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement, Proxy Statement or, if required, the
Schedule 13E-3, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

    (c) The information supplied by the Company for inclusion in the Registration Statement, the Proxy Statement and, if required, the
Schedule 13E-3 shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company,
(iii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Parent, (iv) the time of the Company Stockholders' Meeting, (v) the time of the Parent Stockholders' Meeting and
(vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement, Proxy Statement or, if required, the Schedule 13E-3, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

    SECTION 8.2. STOCKHOLDERS' MEETINGS.

    (a) COMPANY STOCKHOLDERS' MEETING. The Company shall call and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS' MEETING") as promptly as practicable for the purpose of voting upon the approval of this Agreement and the Merger and at such meeting shall submit to the stockholders of the Company for their approval the Merger and this Agreement, and the Company shall use its best efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall, through its Board of Directors, recommend to the holders of Company Common Shares approval of the Merger and this Agreement and shall not withdraw or modify such recommendation, unless otherwise permitted by
SECTION 7.3.

    (b) PARENT STOCKHOLDERS' MEETING. Parent shall call and hold a meeting of its stockholders (the "PARENT STOCKHOLDERS' MEETING") as promptly as practicable for the purpose of voting upon the approval of the Share Issuance and at such meeting shall submit to the stockholders of Parent for their approval the Share Issuance, and Parent shall use its best efforts to hold the Parent Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Parent shall, through its Board of Directors, recommend to the holders of Parent Common Shares approval of the Share Issuance and shall not withdraw or modify such recommendation, unless otherwise permitted by SECTION 7.3.

    SECTION 8.3. ACCESS TO INFORMATION. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or Parent or any of their respective Subsidiaries is a party (which such Person shall use reasonable best efforts to cause the counterparty thereto to waive) or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, each party shall (and shall cause its Subsidiaries to): (i) provide to the other party (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "REPRESENTATIVES") access at reasonable times upon prior notice to the officers, employees, legal counsel, accountants, consultants, agents and other representatives, properties, offices and other facilities of such party and its Subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its Subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this SECTION 8.3 shall affect or be deemed to modify any representation or warranty made in this Agreement. Each party will hold any information so obtained which is non-public in accordance with the provisions of the Confidentiality Agreement.

    SECTION 8.4. REASONABLE BEST EFFORTS. Each of the Company, Parent and Merger Sub agrees to use its reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of the Company, Parent and Merger Sub shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take all actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Merger Sub, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement; PROVIDED, that neither party shall be required to agree to waive any substantial rights or to accept any substantial limitation on its operations or to dispose of any material assets in connection with obtaining any such consent, authorization, order, approval or exemption.

    SECTION 8.5. NOTICES OF CERTAIN EVENTS. Each of the Company and Parent shall promptly notify the other party of:

    (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

    (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

    (c) the occurrence or non-occurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at any time during the period commencing on the date hereof and ending at the Effective Time; and

    (d) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION 8.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 8.6. TAX-FREE REORGANIZATION.

    (a) Prior to the Effective Time, each party shall use its reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of the provisions of Section 368 of the Code ("368 REORGANIZATION") and shall not knowingly take any action that would cause the Merger not to so qualify. Parent shall not knowingly take, or knowingly cause the Surviving Corporation to take, any action after the Effective Time that would cause the Merger not to qualify as a 368 Reorganization.

    (b) Each party shall use its reasonable best efforts to obtain the opinions referred to in SECTIONS 9.2(C) and 9.3(C).

    SECTION 8.7. PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, the Company and Parent shall consult with each other before issuing any press release or making any other statement intended for general public dissemination with respect to this Agreement or the transactions contemplated hereby and, subject to the immediately following sentence, shall not issue any such press release or make any such other statement without the prior consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any such press release or other statement as may be required by applicable Law or any listing agreement with any national securities exchange may be issued without such consent, if the party making such release or statement has used its reasonable efforts to consult with the other party.

    SECTION 8.8. AFFILIATES OF THE COMPANY. Within thirty (30) days following the date of this Agreement, the Company shall deliver to Parent a letter identifying all known Persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act (a "RULE 145 AFFILIATE"). The Company shall use its best efforts to obtain a written agreement from each Rule 145 Affiliate as soon as practicable and, in any event, at least thirty (30) days prior to the Effective Time, substantially in the form of EXHIBIT C hereto.

    SECTION 8.9. BOARD OF DIRECTORS; CHIEF EXECUTIVE OFFICER OF PARENT. Immediately prior to the Effective Time, the Board of Directors of Parent will take all necessary action (a) to expand the size of its Board of Directors by one member and to appoint, as of the Effective Time, Robert Pohlad to such Board and (b) to elect, as of the Effective Time, Robert Pohlad as Chief Executive Officer of Parent.

    SECTION 8.10. AMENDMENT OF PEPSICO SHAREHOLDER AGREEMENT AND PARENT BY-LAWS; POHLAD COMPANIES SHAREHOLDER AGREEMENT. Prior to the Effective Time:

    (a) Parent and PepsiCo shall enter into the Amended and Restated Shareholder Agreement substantially in the form of EXHIBIT D hereto (the "AMENDED AND RESTATED PEPSICO SHAREHOLDER AGREEMENT").

    (b) Parent shall adopt the amendment to Parent's by-laws substantially in the form of EXHIBIT E hereto.

    (c) Parent and Pohlad Companies (and its Affiliates) shall enter into a shareholder agreement substantially in the form of EXHIBIT F hereto (the "POHLAD COMPANIES SHAREHOLDER AGREEMENT").

    SECTION 8.11. REDEMPTION OF SERIES AA PREFERRED STOCK. The Company shall cause all of the outstanding shares of Series AA Preferred Stock of Delta Beverage Group, Inc. to be redeemed and retired not later than the Effective Time, it being understood that in connection therewith, Parent agrees to provide, at the Closing, funds in an amount not to exceed $32,179,655 plus any accrued but unpaid dividends to pay the holders of such shares in exchange therefor or to reimburse the Company for making such payments to such holders.

                                   ARTICLE IX
                              CONDITIONS PRECEDENT

    SECTION 9.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

    (a) COMPANY STOCKHOLDER APPROVAL. Each of the Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.

    (b) HSR PERIOD. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (c) NO INJUNCTIONS OR RESTRAINTS. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered, subject to the provisos set forth in the last sentence of SECTION 8.4.

    (d) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws and the Securities Act or the Exchange Act relating to the issuance or trading of the Parent Common Shares shall have been received.

    (e) LISTING OF PARENT SHARES. The Parent Common Shares required to be issued hereunder shall have been approved for listing on the NYSE and on the Chicago and Pacific Stock Exchanges, subject only to official notice of issuance.

    (f) OTHER AUTHORIZATIONS. The consents set forth on Schedule I to this Agreement and all other consents, approvals, authorizations, exemptions and filings required by any Governmental Entity and any other Persons in connection with the Merger and the transactions contemplated hereby shall have been obtained or made, except to the extent the failure to obtain or make such consents, approvals, authorizations, exemptions or filings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or on Parent.

    SECTION 9.2. CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

    (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. (i) Each of Parent and Merger Sub shall have performed in all material respects each of their agreements contained in this Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of Parent and Merger Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct as of such date) and (iii) each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date), in each case, except as contemplated or permitted by this Agreement.

    (b) OFFICER'S CERTIFICATE. Parent shall have furnished to the Company a certificate, dated the Closing Date, signed on behalf of Parent by an executive officer of Parent, certifying to the effect that the conditions set forth in
SECTION 9.2(A) have been satisfied in full.

    (c) TAX OPINION. The Company shall have received an opinion of Briggs and Morgan, P.A., in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a 368 Reorganization and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368 of the Code. In rendering such opinion, such counsel shall receive and be entitled to rely upon certain documentation including representations contained in a certificate of Parent (the "PARENT TAX CERTIFICATE") substantially in the form attached to the Parent Disclosure Statement, a certificate of the Company (the "COMPANY TAX CERTIFICATE") substantially in the form attached to the Company Disclosure Statement, a certificate of Dakota Holdings (the "SHAREHOLDER TAX CERTIFICATE") substantially in the form attached to the Company Disclosure Statement and other appropriate certificates of Parent, the Company and other Persons.

    (d) SECRETARIES' CERTIFICATES. Parent shall have furnished to the Company
(i) copies of the text of the resolutions by which the corporate action on the part of Parent necessary to approve this Agreement, the Company Stockholder Voting Agreement and the transactions contemplated hereby and thereby were taken; (ii) certificates dated as of the Closing Date executed on behalf of Parent by its corporate secretary certifying to the Company that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded; (iii) copies of the certificate of incorporate and by-laws of Parent certified on behalf of Parent by its corporate secretary; (iv) a certificate of good standing for Parent dated no earlier than ten days prior to the Closing Date and (v) incumbency certificates dated as of the Closing Date executed on behalf of Parent by its corporate secretary certifying the signature and office of each officer executing this Agreement, the Company Stockholder Voting Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

    SECTION 9.3. CONDITIONS TO PARENT'S AND MERGER SUB'S OBLIGATION TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

    (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. (i) The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct as of such date) and (iii) each of the representations and warranties that is not so qualified shall be true in all material respects on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty is, by its terms, expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date), in each case, except as contemplated or permitted by this Agreement.

    (b) OFFICER'S CERTIFICATE. The Company shall have furnished to Parent a certificate, dated the Closing Date, signed by an executive officer of the Company, certifying to the effect that the conditions set forth in
SECTION 9.3(A) have been satisfied in full.

    (c) TAX OPINION. Parent shall have received an opinion of Sidley & Austin, in form and substance reasonably satisfactory to Parent, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a 368 Reorganization and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368 of the Code. In rendering such opinion, such counsel shall receive and be entitled to rely upon certain documentation including representations contained in the Parent Tax Certificate, the Company Tax Certificate, the Shareholder Tax Certificate and other appropriate certificates of Parent, the Company and other Persons.

    (d) AMENDED AND RESTATED PEPSICO SHAREHOLDER AGREEMENT; AMENDED BY-LAWS; POHLAD COMPANIES SHAREHOLDER AGREEMENT. Parent and PepsiCo shall have entered into the Amended and Restated PepsiCo Shareholder Agreement; the amendment to Parent's by-laws shall have been adopted substantially in the form of EXHIBIT E; and Parent and Pohlad Companies (and its Affiliates) shall have entered into the Pohlad Companies Shareholder Agreement.

    (e) REDEMPTION OF SERIES AA PREFERRED STOCK. No shares of Series AA Preferred Stock of Delta Beverage Group, Inc. shall be issued or outstanding.

    (f) SECRETARIES' CERTIFICATES. The Company shall have furnished to Parent
(i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement, the Parent Stockholder Voting Agreement and the transactions contemplated hereby and thereby were taken; (ii) certificates dated as of the Closing Date executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded; (iii) copies of the Company Charter and by-laws of the Company certified on behalf of the Company by its corporate secretary; (iv) a certificate of good standing for the Company dated no earlier than ten days prior to the Closing Date and (v) incumbency certificates dated as of the Closing Date executed on behalf of the Company by its corporate secretary certifying the signature and office of each officer executing this Agreement, the Parent Stockholder Voting Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

                                   ARTICLE X
                                  TERMINATION

    SECTION 10.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

        (i) if any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

        (ii) (A) if, at the Company Stockholders' Meeting (including any adjournment thereof), the Company Stockholder Approval shall not have been obtained or (B) if, at the Parent Stockholders' Meeting (including any adjournment thereof), the Parent Stockholder Approval shall not have been obtained; or

       (iii) if the Merger shall not have been consummated by February 28, 2001, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

(c) by Parent, if the Company shall have (i) failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement or (ii) breached in any material respect any of its representations or warranties contained in this Agreement, which failure or breach described in such clause (i) or
    (ii) cannot be cured, such that the condition set forth in SECTION 9.3(A) cannot be satisfied on or prior to February 28, 2001;

(d) by the Company, if Merger Sub or Parent shall have (i) failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of Merger Sub or Parent to be performed or complied with by it under this Agreement or (ii) breached in any material respect any of their respective representations or warranties contained in this Agreement, which failure or breach described in such clause (i) or (ii) cannot be cured, such that the condition set forth in
    SECTION 9.2(A) cannot be satisfied on or prior to February 28, 2001;

(e) by Parent, if (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Merger Sub its approval or recommendation of the Merger or this Agreement, or approved or recommended any Takeover Proposal, (ii) the Company or its Board of Directors shall have failed to comply with the provisions of
    SECTION 7.3 or 8.2(A), or (iii) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or

(f) by the Company, if (i) the Board of Directors of Parent or any committee thereof shall have withdrawn or modified in a manner adverse to Company its approval or recommendation of the Share Issuance, or approved or recommended any Takeover Proposal, (ii) Parent or its Board of Directors shall have failed to comply with the provisions of SECTION 7.3 or 8.2(B), or (iii) the Board of Directors of Parent or any committee thereof shall have resolved to do any of the foregoing.

    SECTION 10.2. EFFECT OF TERMINATION. In the event of a termination of this Agreement by either the Company or Parent or Merger Sub as provided in
SECTION 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers or directors, except with respect to the last sentence of SECTION 8.3,

SECTION 10.3 and this SECTION 10.2; PROVIDED, HOWEVER, that nothing herein shall relieve any party of liability for any material breach hereof.

    SECTION 10.3. FEES AND EXPENSES. Except as otherwise provided in this
SECTION 10.3, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; PROVIDED, that the Company and Parent shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing, filing and mailing of the Registration Statement and the Proxy Statement.

                                   ARTICLE XI
                                 MISCELLANEOUS

    SECTION 11.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement, except as provided in SECTION 10.2.

    SECTION 11.2. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

    (i)   if to Parent or Merger Sub, to

       Whitman Corporation
       3501 Algonquin Road
       Rolling Meadows, Illinois 60008-3149
       Attention: Chairman and Chief Executive Officer
                General Counsel
       Fax: (847) 818-5047

         with a copy to:

       Sidley & Austin
       Bank One Plaza
       10 S. Dearborn Street
       Chicago, Illinois 60603
       Attention: Richard E. Robbins
       Fax: (312) 853-7036

    (ii)  if to the Company, to

       PepsiAmericas, Inc.
       3880 Dain Rauscher Plaza
       Minneapolis, Minnesota 55402
       Attention: Robert C. Pohlad
       Fax: (612) 661-3825

         with a copy to:

       Briggs and Morgan, P.A.
       2400 IDS Center
       Minneapolis, Minnesota 55402
       Attention: Brian D. Wenger
       Fax: (612) 334-8650

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
or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

    SECTION 11.3. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors at any time before or after obtaining the Company Stockholder Approval or Parent Stockholder Approval, but after any such approval, no amendment shall be made which by Law requires further approval by the stockholders of the Company or Parent, as applicable, without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 11.4. EXTENSION, WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. The rights and remedies herein provided shall be cumulative and not exclusive of any rights of remedies provided by law.

    SECTION 11.5. INTERPRETATION. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    SECTION 11.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    SECTION 11.7. ENTIRE AGREEMENT, NO THIRD PARTY BENEFICIARIES. This Agreement (together with the Confidentiality Agreement and the other documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in SECTION 7.6, is not intended to confer upon any Person other than the parties hereto, the Affiliated Transaction Committee and the Contingent Payment Record Holders any rights or remedies hereunder.

    SECTION 11.8. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such State that might result in the application of the laws of another jurisdiction.

    SECTION 11.9. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect Wholly Owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    SECTION 11.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

    SECTION 11.11. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

    SECTION 11.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                                       WHITMAN CORPORATION

                                                       By:  /s/ STEVEN R. ANDREWS
                                                            -----------------------------------------
                                                            Name: Steven R. Andrews
                                                            Title: Sr. VP

                                                       ANCHOR MERGER SUB, INC.

                                                       By:  /s/ STEVEN R. ANDREWS
                                                            -----------------------------------------
                                                            Name: Steven R. Andrews
                                                            Title: VP

                                                       PEPSIAMERICAS, INC.

                                                       By:  /s/ ROBERT C. POHLAD
                                                            -----------------------------------------
                                                            Name: Robert C. Pohlad
                                                            Title: President

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